                                                                  EXHIBIT 10.18




                                LEASE AGREEMENT





                                    BETWEEN


                             HEALTH CARE REIT, INC.


                                      AND


                       ALTERNATIVE LIVING SERVICES, INC.



                                JANUARY 22, 1996



                            CLARE BRIDGE OF SARASOTA
                               SARASOTA, FLORIDA

                               TABLE OF CONTENTS


          SECTION                                                      PAGE
          -------                                                      ----
          ARTICLE 1:  LEASED PROPERTY, TERM AND DEFINITIONS . . . . . .   1

               1.1   Leased Property  . . . . . . . . . . . . . . . . .   1
                     ---------------
               1.2   Term . . . . . . . . . . . . . . . . . . . . . . .   2
                     ----
               1.3   Definitions  . . . . . . . . . . . . . . . . . . .   2
                     -----------

          ARTICLE 2:  RENT  . . . . . . . . . . . . . . . . . . . . . .   8

               2.1   Base Rent  . . . . . . . . . . . . . . . . . . . .   8
                     ---------
               2.2   Increase of Lease Rate and Base Rent . . . . . . .   8
                     ------------------------------------
               2.3   Additional Rent  . . . . . . . . . . . . . . . . .   8
                     ---------------
               2.4   Place of Payment of Rent . . . . . . . . . . . . .   8
                     ------------------------
               2.5   Net Lease  . . . . . . . . . . . . . . . . . . . .   9
                     ---------
               2.6   No Termination, Abatement, Etc.  . . . . . . . . .   9
                     -------------------------------
               2.7   Computational Method . . . . . . . . . . . . . . .  10
                     --------------------
               2.8   Commitment Fee . . . . . . . . . . . . . . . . . .  10
                     --------------

          ARTICLE 3:  IMPOSITIONS AND UTILITIES . . . . . . . . . . . .  10

               3.1   Payment of Impositions . . . . . . . . . . . . . .  10
                     ----------------------
               3.2   Definition of Impositions  . . . . . . . . . . . .  11
                     -------------------------
               3.3   Escrow of Impositions  . . . . . . . . . . . . . .  12
                     ---------------------
               3.4   Utilities  . . . . . . . . . . . . . . . . . . . .  12
                     ---------
               3.5   Discontinuance of Utilities  . . . . . . . . . . .  12
                     ---------------------------
               3.6   Business Expenses  . . . . . . . . . . . . . . . .  13
                     -----------------
               3.7   Permitted Contests . . . . . . . . . . . . . . . .  13
                     ------------------

          ARTICLE 4:  INSURANCE . . . . . . . . . . . . . . . . . . . .  14

               4.1   Property Insurance . . . . . . . . . . . . . . . .  14
                     ------------------
               4.2   Liability Insurance  . . . . . . . . . . . . . . .  15
                     -------------------
               4.3   Builder's Risk Insurance . . . . . . . . . . . . .  15
                     ------------------------
               4.4   Insurance Requirements . . . . . . . . . . . . . .  15
                     ----------------------
               4.5   Replacement Value  . . . . . . . . . . . . . . . .  16
                     -----------------
               4.6   Blanket Policy . . . . . . . . . . . . . . . . . .  16
                     --------------
               4.7   No Separate Insurance  . . . . . . . . . . . . . .  17
                     ---------------------
               4.8   Waiver of Subrogation  . . . . . . . . . . . . . .  17
                     ---------------------
               4.9   Mortgages  . . . . . . . . . . . . . . . . . . . .  17
                     ---------
               4.10  Escrows  . . . . . . . . . . . . . . . . . . . . .  17
                     -------

          ARTICLE 5:  INDEMNITY . . . . . . . . . . . . . . . . . . . .  18

               5.1   Tenant's Indemnification . . . . . . . . . . . . .  18
                     ------------------------
               5.2   Environmental Indemnity; Audits  . . . . . . . . .  19
                     -------------------------------
               5.3   Limitation of Landlord's Liability . . . . . . . .  20
                     ----------------------------------


                                         (i)

          ARTICLE 6:  USE AND ACCEPTANCE OF PREMISES  . . . . . . . . .  20

               6.1   Use of Leased Property . . . . . . . . . . . . . .  20
                     ----------------------
               6.2   Acceptance of Leased Property  . . . . . . . . . .  20
                     -----------------------------
               6.3   Conditions of Use and Occupancy  . . . . . . . . .  21
                     -------------------------------

          ARTICLE 7:  REPAIRS AND MECHANICS' LIENS  . . . . . . . . . .  21

               7.1   Maintenance  . . . . . . . . . . . . . . . . . . .  21
                     -----------
               7.2   Required Alterations . . . . . . . . . . . . . . .  21
                     --------------------
               7.3   Mechanic's Liens . . . . . . . . . . . . . . . . .  21
                     ----------------
               7.4   Replacements of Fixtures and Personal Property . .  22
                     ----------------------------------------------

          ARTICLE 8:  DEFAULTS AND REMEDIES . . . . . . . . . . . . . .  22

               8.1   Events of Default  . . . . . . . . . . . . . . . .  22
                     -----------------
               8.2   Remedies . . . . . . . . . . . . . . . . . . . . .  24
                     --------
               8.3   Right of Set-Off . . . . . . . . . . . . . . . . .  26
                     ----------------
               8.4   Performance of Tenant's Covenants  . . . . . . . .  27
                     ---------------------------------
               8.5   Late Payment Charge  . . . . . . . . . . . . . . .  27
                     -------------------
               8.6   Interest . . . . . . . . . . . . . . . . . . . . .  27
                     --------
               8.7   Litigation; Attorneys' Fees  . . . . . . . . . . .  27
                     ---------------------------
               8.8   Escrows and Application of Payments  . . . . . . .  28
                     -----------------------------------
               8.9   Remedies Cumulative  . . . . . . . . . . . . . . .  28
                     -------------------

          ARTICLE 9:  DAMAGE AND DESTRUCTION  . . . . . . . . . . . . .  28

               9.1   Notice of Casualty . . . . . . . . . . . . . . . .  28
                     ------------------
               9.2   Substantial Destruction  . . . . . . . . . . . . .  29
                     -----------------------
               9.3   Partial Destruction  . . . . . . . . . . . . . . .  30
                     -------------------
               9.4   Restoration  . . . . . . . . . . . . . . . . . . .  30
                     -----------
               9.5   Insufficient Proceeds  . . . . . . . . . . . . . .  31
                     ---------------------
               9.6   Not Trust Funds  . . . . . . . . . . . . . . . . .  31
                     ---------------
               9.7   Landlord's Inspection  . . . . . . . . . . . . . .  32
                     ---------------------
               9.8   Landlord's Costs . . . . . . . . . . . . . . . . .  32
                     ----------------
               9.9   No Rent Abatement  . . . . . . . . . . . . . . . .  32
                     -----------------

          ARTICLE 10:  CONDEMNATION . . . . . . . . . . . . . . . . . .  32

               10.1  Total Taking . . . . . . . . . . . . . . . . . . .  32
                     ------------
               10.2  Partial Taking . . . . . . . . . . . . . . . . . .  33
                     --------------
               10.3  Condemnation Proceeds Not Trust Funds  . . . . . .  33
                     -------------------------------------

          ARTICLE 11:  TENANT'S PROPERTY  . . . . . . . . . . . . . . .  33

               11.1  Tenant's Property  . . . . . . . . . . . . . . . .  33
                     -----------------
               11.2  Requirements for Tenant's Property . . . . . . . .  34
                     ----------------------------------

          ARTICLE 12: RENEWAL OPTIONS . . . . . . . . . . . . . . . . .  35

               12.1  Renewal Options  . . . . . . . . . . . . . . . . .  35
                     ---------------

                                         (ii)

               12.2  Effect of Renewal  . . . . . . . . . . . . . . . .  36
                     -----------------

          ARTICLE 13:  OPTION TO PURCHASE . . . . . . . . . . . . . . .  36

               13.1  Option to Purchase . . . . . . . . . . . . . . . .  36
                     ------------------
               13.2  Option Price . . . . . . . . . . . . . . . . . . .  37
                     ------------
               13.3  Fair Market Value  . . . . . . . . . . . . . . . .  37
                     -----------------
               13.4  Closing  . . . . . . . . . . . . . . . . . . . . .  39
                     -------
               13.5  Failure to Close Option  . . . . . . . . . . . . .  39
                     -----------------------
               13.6  Failure   to  Exercise  Option  to  Purchase  and
                     -------------------------------------------------
                     Renewal Option . . . . . . . . . . . . . . . . . .  39
                     --------------

          ARTICLE 14:  NEGATIVE COVENANTS . . . . . . . . . . . . . . .  39

               14.1  No Debt  . . . . . . . . . . . . . . . . . . . . .  39
                     -------
               14.2  No Liens . . . . . . . . . . . . . . . . . . . . .  39
                     --------
               14.3  No Guaranties  . . . . . . . . . . . . . . . . . .  40
                     -------------
               14.4  No Transfer  . . . . . . . . . . . . . . . . . . .  40
                     -----------
               14.5  No Dissolution . . . . . . . . . . . . . . . . . .  40
                     --------------
               14.6  No Change in Control . . . . . . . . . . . . . . .  40
                     --------------------
               14.7  No Investments . . . . . . . . . . . . . . . . . .  40
                     --------------
               14.8  Contracts  . . . . . . . . . . . . . . . . . . . .  40
                     ---------
               14.9  Subordination of Payments to Affiliates  . . . . .  40
                     ---------------------------------------
               14.10 Change of Location or Name . . . . . . . . . . . .  41
                     --------------------------

          ARTICLE 15:  AFFIRMATIVE COVENANTS  . . . . . . . . . . . . .  41

               15.1  Perform Obligations  . . . . . . . . . . . . . . .  41
                     -------------------
               15.2  Proceedings to Enjoin or Prevent Construction  . .  41
                     ---------------------------------------------
               15.3  Documents and Information  . . . . . . . . . . . .  41
                     -------------------------
               15.4  Compliance With Laws . . . . . . . . . . . . . . .  43
                     --------------------
               15.5  Broker's Commission  . . . . . . . . . . . . . . .  43
                     -------------------
               15.6  Existence and Change in Control  . . . . . . . . .  43
                     -------------------------------
               15.7  Financial Covenants  . . . . . . . . . . . . . . .  43
                     -------------------

          ARTICLE 16:  ALTERATIONS, CAPITAL
                           IMPROVEMENTS, AND SIGNS  . . . . . . . . . .  44

               16.1  Prohibition on Alterations and Improvements  . . .  44
                     -------------------------------------------
               16.2  Approval of Alterations  . . . . . . . . . . . . .  44
                     -----------------------
               16.3  Permitted Alterations  . . . . . . . . . . . . . .  45
                     ---------------------
               16.4  Requirements for Permitted Alterations . . . . . .  45
                     --------------------------------------
               16.5  Ownership and Removal of Permitted Alterations . .  46
                     ----------------------------------------------
               16.6  Signs  . . . . . . . . . . . . . . . . . . . . . .  46
                     -----

          ARTICLE 17:  [RESERVED] . . . . . . . . . . . . . . . . . . .  46

          ARTICLE 18:  ASSIGNMENT AND
                           SALE OF LEASED PROPERTY  . . . . . . . . . .  46

               18.1  Prohibition on Assignment and Subletting . . . . .  46
                     ----------------------------------------


                                        (iii)

               18.2  Requests for Landlord's Consent to Assignment,
                     -------------------------------------------------
                     Sublease or Management Agreement . . . . . . . . .  47
                     --------------------------------
               18.3  Agreements with Residents  . . . . . . . . . . . .  48
                     -------------------------
               18.4  Sale of Leased Property  . . . . . . . . . . . . .  48
                     -----------------------
               18.5  Assignment by Landlord . . . . . . . . . . . . . .  48
                     ----------------------

          ARTICLE 19:  HOLDOVER AND SURRENDER . . . . . . . . . . . . .  48

               19.1  Holding Over . . . . . . . . . . . . . . . . . . .  48
                     ------------
               19.2  Surrender  . . . . . . . . . . . . . . . . . . . .  49
                     ---------

          ARTICLE 20:  LETTER OF CREDIT . . . . . . . . . . . . . . . .  49

               20.1  Terms of Letter of Credit  . . . . . . . . . . . .  49
                     -------------------------
               20.2  Replacement Letter of Credit . . . . . . . . . . .  49
                     ----------------------------
               20.3  Draws  . . . . . . . . . . . . . . . . . . . . . .  50
                     -----
               20.4  Partial Draws  . . . . . . . . . . . . . . . . . .  50
                     -------------
               20.5  Substitute Letter of Credit  . . . . . . . . . . .  51
                     ---------------------------
               20.6  Reduction in Letter of Credit Amount . . . . . . .  51
                     ------------------------------------

          ARTICLE 21:  QUIET ENJOYMENT, SUBORDINATION,
                         ATTORNMENT AND ESTOPPEL CERTIFICATES . . . . .  51

               21.1  Quiet Enjoyment  . . . . . . . . . . . . . . . . .  51
                     ---------------
               21.2  Subordination  . . . . . . . . . . . . . . . . . .  51
                     -------------
               21.3  Attornment . . . . . . . . . . . . . . . . . . . .  52
                     ----------
               21.4  Estoppel Certificates  . . . . . . . . . . . . . .  52
                     ---------------------

          ARTICLE 22:  REPRESENTATIONS AND WARRANTIES . . . . . . . . .  53

               22.1  Organization and Good Standing . . . . . . . . . .  53
                     ------------------------------
               22.2  Power and Authority  . . . . . . . . . . . . . . .  53
                     -------------------
               22.3  Enforceability . . . . . . . . . . . . . . . . . .  54
                     --------------
               22.4  Government Authorizations  . . . . . . . . . . . .  54
                     -------------------------
               22.5  Financial Statements . . . . . . . . . . . . . . .  54
                     --------------------
               22.6  Condition of Facility  . . . . . . . . . . . . . .  54
                     ---------------------
               22.7  Compliance with Laws . . . . . . . . . . . . . . .  54
                     --------------------
               22.8  No Litigation  . . . . . . . . . . . . . . . . . .  55
                     -------------
               22.9  Consents . . . . . . . . . . . . . . . . . . . . .  55
                     --------
               22.10 No Violation . . . . . . . . . . . . . . . . . . .  55
                     ------------
               22.11 Reports and Statements . . . . . . . . . . . . . .  55
                     ----------------------
               22.12 ERISA  . . . . . . . . . . . . . . . . . . . . . .  56
                     -----
               22.13 Chief Executive Office . . . . . . . . . . . . . .  56
                     ----------------------
               22.14 Other Name or Entities . . . . . . . . . . . . . .  56
                     ----------------------
               22.15 Parties in Possession  . . . . . . . . . . . . . .  56
                     ---------------------
               22.16 Access . . . . . . . . . . . . . . . . . . . . . .  57
                     ------
               22.17 Utilities  . . . . . . . . . . . . . . . . . . . .  57
                     ---------
               22.18 Condemnation and Assessments . . . . . . . . . . .  57
                     ----------------------------
               22.19 Zoning . . . . . . . . . . . . . . . . . . . . . .  57
                     ------
               22.20 Pro Forma Statement  . . . . . . . . . . . . . . .  57
                     -------------------
               22.21 Environmental Matters  . . . . . . . . . . . . . .  57
                     ---------------------


                                         (iv)

               22.22 Leases and Contracts . . . . . . . . . . . . . . .  58
                     --------------------
               22.23 No Default . . . . . . . . . . . . . . . . . . . .  58
                     ----------

          ARTICLE 23: [RESERVED]  . . . . . . . . . . . . . . . . . . .  58

          ARTICLE 24:  SECURITY INTEREST  . . . . . . . . . . . . . . .  58

               24.1  Collateral . . . . . . . . . . . . . . . . . . . .  58
                     ----------
               24.2  Additional Documents . . . . . . . . . . . . . . .  59
                     --------------------
               24.3  Notice of Sale . . . . . . . . . . . . . . . . . .  59
                     --------------

          ARTICLE 25:  MISCELLANEOUS  . . . . . . . . . . . . . . . . .  60

               25.1  Notices  . . . . . . . . . . . . . . . . . . . . .  60
                     -------
               25.2  Advertisement of Leased Property . . . . . . . . .  60
                     --------------------------------
               25.3  Entire Agreement . . . . . . . . . . . . . . . . .  60
                     ----------------
               25.4  Severability . . . . . . . . . . . . . . . . . . .  60
                     ------------
               25.5  Captions and Headings  . . . . . . . . . . . . . .  60
                     ---------------------
               25.6  Governing Law  . . . . . . . . . . . . . . . . . .  60
                     -------------
               25.7  Memorandum of Lease  . . . . . . . . . . . . . . .  61
                     -------------------
               25.8  Waiver . . . . . . . . . . . . . . . . . . . . . .  61
                     ------
               25.9  Binding Effect . . . . . . . . . . . . . . . . . .  61
                     --------------
               25.10 Power of Attorney  . . . . . . . . . . . . . . . .  61
                     -----------------
               25.11 No Offer . . . . . . . . . . . . . . . . . . . . .  61
                     --------
               25.12 Modification . . . . . . . . . . . . . . . . . . .  62
                     ------------
               25.13 Lender's Modification  . . . . . . . . . . . . . .  62
                     ---------------------
               25.14 No Merger  . . . . . . . . . . . . . . . . . . . .  62
                     ---------
               25.15 Laches . . . . . . . . . . . . . . . . . . . . . .  62
                     ------
               25.16 Limitation on Tenant's Recourse  . . . . . . . . .  62
                     -------------------------------
               25.17 Construction of Lease  . . . . . . . . . . . . . .  63
                     ---------------------
               25.18 Counterparts . . . . . . . . . . . . . . . . . . .  63
                     ------------
               25.19 Custody of Escrow Funds  . . . . . . . . . . . . .  63
                     -----------------------
               25.20 Landlord's Status as a REIT  . . . . . . . . . . .  63
                     ---------------------------
               25.21 Exhibits . . . . . . . . . . . . . . . . . . . . .  63
                     --------
               25.22 Waiver of Jury Trial . . . . . . . . . . . . . . .  63
                     --------------------
               25.23 Attorney's Fees and Expenses . . . . . . . . . . .  64
                     ----------------------------
               25.24 Survival . . . . . . . . . . . . . . . . . . . . .  64
                     --------

          EXHIBIT A:  LEGAL DESCRIPTION . . . . . . . . . . . . . . . .  67

          EXHIBIT B:  PERMITTED EXCEPTIONS  . . . . . . . . . . . . . .  68

          EXHIBIT C:  DOCUMENTS TO BE DELIVERED . . . . . . . . . . . .  69

          EXHIBIT D:  TENANT'S CERTIFICATE
                            AND FACILITY FINANCIAL REPORTS  . . . . . .   1

          EXHIBIT E:  GOVERNMENT AUTHORIZATIONS . . . . . . . . . . . .   7

          EXHIBIT F:  PENDING LITIGATION  . . . . . . . . . . . . . . .   8



                                         (v)

          EXHIBIT G:  LIST OF LEASES AND CONTRACTS  . . . . . . . . . .   9





                                         (vi)

                                LEASE AGREEMENT


                 This Lease Agreement ("Lease" or "Agreement") is made effective as of the 22nd day of January, 1996 (the "Effective Date") between HEALTH CARE REIT, INC., a corporation organized under the laws of the State of Delaware ("Landlord"), having its principal office located at One SeaGate, Suite 1950, P.O. Box 1475, Toledo, Ohio 43603, and ALTERNATIVE LIVING SERVICES, INC., a corporation organized under the laws of the State of Delaware ("Tenant"), having its chief executive office located at 450 N. Sunnyslope Road, Suite 300, Brookfield, Wisconsin 53005.

                                R E C I T A L S

                 A. As of the date hereof, Landlord acquired the Leased Property (defined below) from Tenant. Landlord paid the Acquisition Amount (defined below).

                 B. Landlord desires to lease the Leased Property to Tenant and Tenant desires to lease the Leased Property from Landlord upon the terms set forth in this Lease.

                 NOW, THEREFORE, Landlord and Tenant agree as follows:

               ARTICLE 1:  LEASED PROPERTY, TERM AND DEFINITIONS

                 1.1 Leased Property. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the following property:

                          (a)     The land described in Exhibit A attached
hereto (the "Land").

                          (b)     All buildings, structures, and other
improvements, including without limitation, sidewalks, alleys, utility pipes, conduits, and lines, parking areas, and roadways, now or hereafter situated upon the Land (the "Improvements").

                          (c)     All easements, rights and other appurtenances
relating to the Land and Improvements (the "Appurtenances").

                          (d)     All permanently affixed equipment, machinery,
fixtures, and other items of real and personal property, including all components thereof, located in, or used in connection with, and permanently affixed to or incorporated into the Improvements, including without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto but specifically excluding all items included within the category of Personal Property as defined below (collectively the "Fixtures").

                          (e)     All machinery, equipment, furniture,
furnishings, movable walls or partitions, computers, trade fixtures, consumable inventory and supplies, and other personal property used or useful in Tenant's business on the Leased Property, including without limitation, all items of furniture, furnishings, equipment, supplies and inventory listed on Exhibit B attached hereto and the replacements therefor, except items, if any, included within the definition of Fixtures (collectively the "Personal Property").

                 SUBJECT, HOWEVER, to all easements, liens, encumbrances, restrictions, agreements, and other title matters existing as of the date hereof as listed on Exhibit B attached hereto (the "Permitted Exceptions").

                 1.2 Term. The initial term ("Initial Term") of this Lease commences on the Effective Date and expires at 12:00 Midnight Eastern Time on January 31, 2006 (the "Expiration Date"); provided, however, that Tenant has one or more options to renew the Lease pursuant to Article 12.

                 1.3 Definitions. Except as otherwise expressly provided, [i] the terms defined in this section have the meanings assigned to them in this section and include the plural as well as the singular; [ii] all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as of the time applicable; and [iii] the words "herein", "hereof", and "hereunder" and similar words refer to this Lease as a whole and not to any particular section.

                 "Acquisition Amount" means $3,650,000.00.

                 "ADA" means the federal statute entitled Americans with Disabilities Act, 42 U.S.C. Section 12101, et seq.

                 "Affiliate" means any person, corporation, partnership, limited liability company, trust, or other legal entity that, directly or indirectly, controls, or is controlled by, or is under common control with Tenant. "Control" (and the correlative meanings of the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity.

                 "Affiliate Facility" means the adult congregate living facility known as Clare Bridge of Bradenton located in Bradenton, Florida.

                 "Affiliate Lease" means the lease made between Landlord and Tenant for the Affiliate Facility, as amended, modified, extended or renewed from time to time.

                 "Annual Financial Statements" means the audited balance sheet and statement of income for the most recent fiscal year and an unaudited operating statement for the Facility for the most recent fiscal year certified by the chief financial officer of Tenant to be accurate and to fairly present the financial condition of the Facility.

                 "Base Rent" has the meaning set forth in Section 2.1, as increased from time to time pursuant to Section 2.2.

                 "Business Day" means any day other than a Saturday, Sunday, or national holiday.

                 "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time. The terms "disposal" and "release" as used in this Agreement shall have the meaning set forth in CERCLA.

                 "Closing" means the closing of the purchase of the Leased Property by Landlord and the lease of the Leased Property to Tenant.

                 "Commencement Date" means the Effective Date if such date is the first day of a month, and if it is not, the first day of the first month following the Effective Date.

                 "Effective Date" means the date of this Lease.

                 "Environmental Laws" means all federal, state, and local ecological, wetlands, and other environmental laws and regulations, as amended from time to time, including but not limited to [i] CERCLA; [ii] the Resource Conservation and Recovery Act; [iii] the Hazardous Materials Transportation Act; [iv] the Clean Air Act; [v] Clean Water Act; [vi] the Toxic Substances Control Act; and [vii] the Safe Water Drinking Act.

                 "Event of Default" has the meaning set forth in Section 8.1.

                 "Expiration Date" has the meaning set forth in Section 1.2.

                 "Facility" means the adult congregate living facility known as Clare Bridge of Sarasota and located on the Leased Property.

                 "Fair Market Value" has the meaning set forth in Section 13.3.

                 "Financial Statements" means [i] the audited annual balance sheet and statement of income of Tenant for the years ended December 31, 1993 and December 31, 1994; and [ii] the unaudited quarterly balance sheet and statement of income of Tenant for the period ended September 30, 1995.

                 "Government Authorizations" means all permits, licenses, approvals, consents, and authorizations required to comply with all Legal Requirements, including but not limited to, [i] zoning permits, variances, exceptions, special use permits, conditional use permits, and consents; [ii] the permits, licenses, provider agreements and approvals required for licensure and operation of an adult congregate living facility certified as a provider under the federal Medicare and state Medicaid programs; [iii] environmental, ecological, coastal, wetlands, air, and water permits, licenses, and consents; [iv] curb cut, subdivision, land use, and planning permits, licenses, approvals and consents; [v] building, sign, fire, health, and safety permits, licenses, approvals, and consents; and [vi] architectural reviews, approvals, and consents required under restrictive covenants.

                 "Hazardous Materials" means any substance [i] the presence of which poses a hazard to the health or safety of persons on or about the Land including but not limited to asbestos containing materials; [ii] which requires removal or remediation under any Environmental Law, including without limitation any substance which is toxic, explosive, flammable, radioactive, or otherwise hazardous; or [iii] which is regulated under or classified under any Environmental Law as hazardous or toxic including but not limited to any substance within the meaning of "hazardous substance", "hazardous material", "hazardous waste", "toxic substance", "regulated substance", "solid waste", or "pollutant" as defined in any Environmental Law.

                 "Impositions" has the meaning set forth in Section 3.2.

                 "Increaser Rate" means 20 basis points per year.

                 "Initial Term" has the meaning set forth in Section 1.2.

                 "Issuer" means a financial institution satisfactory to Landlord issuing the Letter of Credit and such Issuer's successors and assigns. Any "Issuer" shall have a Lace Financial Service Rating of "C+" or higher at all times throughout the Term.

                 "Lease Advance" means [i] the first Lease Advance by Landlord in the Acquisition Amount for the acquisition of the

Leased Property or [ii] any other advance of funds by Landlord to Tenant pursuant to the term of this Lease.

                 "Lease Advance Amount" means the amount of any Lease Advance. The Acquisition Amount is the first Lease Advance Amount.

                 "Lease Advance Date" means the date on which Landlord makes a Lease Advance.

                 "Lease Amount" is an aggregate concept and means the sum of the Lease Advance Amounts outstanding at the applicable time.

                 "Lease Payments" means the sum of the Base Rent payments (as increased from time to time) for the applicable period.

                 "Lease Rate" means the annual rate used to determine Base Rent for each Lease Advance. The Lease Rate is the sum of the applicable Rate Index plus the applicable Rate Spread, computed using the 365/360 method. The Lease Rate includes any accrued Increaser Rate. On each Renewal Date, the Lease Rate will be reset for the Lease Amount based upon the applicable Rate Index plus the applicable Rate Spread in effect on the Rate Determination Date for such Renewal Date.

                 "Lease Year" means each consecutive period of 365 or 366 days throughout the Term. The first Lease Year commences on the Commencement Date and expires on the day before the first anniversary of the Commencement Date.

                 "Leased Property" means, collectively, the Land, Improvements, Appurtenances, Fixtures and Personal Property.

                 "Legal Requirements" means all laws, regulations, rules, orders, writs, injunctions, decrees, certificates, requirements, agreements, conditions of participation and standards of any federal, state, county, municipal or other governmental entity, administrative agency, insurance underwriting board, architectural control board, private third-party payor, accreditation organization, or any restrictive covenants applicable to the development, construction, condition and operation of the Facility by Tenant, including but not limited to, [i] zoning, building, fire, health, safety, sign, and subdivision regulations and codes; [ii] certificate of need laws; [iii] licensure to operate as an adult congregate living facility; [iv] Medicare and Medicaid certification requirements; [v] the ADA; [vi] any Environmental Laws; and [vii] requirements, conditions and standards for participation in third-party payer insurance programs.

                 "Letter of Credit" means an irrevocable and transferable Letter of Credit in an amount initially equal to 5% of the Lease Amount (and subject to increase as provided in Section 15.7 or reduction as provided in Section 20.6), issued by Issuer in favor of Landlord as security for the Lease and in form acceptable to Lender, and any amendments thereto or replacements or substitutions therefor.

                 "Material Obligation" means [i] any indebtedness secured by a security interest in or a lien, deed of trust or mortgage on any of the Leased Property (or any part thereof, including any Personal Property) and any agreement relating thereto; [ii] any obligation or agreement that is material to the construction or operation of the Facility or that is material to Tenant's business or financial condition; [iii] any indebtedness or capital lease of Tenant that has an outstanding principal balance of at least $50,000.00 and any agreement relating thereto; [iv] any obligation to or agreement with the Issuer relating to the Letter of Credit; and [v] any sublease of the Leased Property.

                 "Option Price" has the meaning set forth in Section 13.2.

                 "Option to Purchase" has the meaning set forth in Section 13.1.

                 "Periodic Financial Statements" means [i] unaudited balance sheet and statement of income of Tenant for the most recent quarter; and [ii] unaudited operating statement for the Facility for the most recent month.

                 "Permitted Exceptions" means the exceptions to title set forth on Exhibit B.

                 "Permitted Liens" means [i] liens granted to Landlord; [ii] liens customarily incurred by Tenant in the ordinary course of business for items not delinquent including mechanic's liens and deposits and charges under worker's compensation laws; [iii] liens for taxes and assessments not yet due and payable; [iv] any lien, charge, or encumbrance which is being contested in good faith pursuant to this Agreement; [v] the Permitted Exceptions; and [vi] purchase money financing and capitalized equipment leases for the acquisition of personal property provided, however, that Landlord obtains a nondisturbance agreement from the purchase money lender or equipment lessor in form and substance as may be satisfactory to Landlord if the original cost of the equipment exceeds $50,000.00.

                 "Pro Forma Statement" means a financial forecast for the Facility for the next 5 year period prepared in accordance with the diligence requirements for forecasts established by the American Institute of Certified Public Accountants.

                 "Purchase Notice" has the meaning set forth in Section 13.1.

                 "Rate Determination Date" means the date on which the value for the Rate Index is established for computing any Lease

Rate. For any Lease Advances made during the Initial Term, the Rate Determination Date is the Lease Advance Date. For any Renewal Date, the Rate Determination Date is the last Business Day of the current Term.

                 "Rate Index" means the yield quoted in the Wall Street Journal on the applicable Rate Determination Date for the most actively traded United States Treasury Notes having the nearest equivalent maturity date to the Expiration Date or the expiration date for the current Renewal Term, as applicable. For any Lease Advance other than the first Lease Advance, the yield shall be computed based upon the remainder of the Initial Term or Renewal Term, as applicable.

                 "Rate Spread" means the rate spread from time to time used to calculate the Lease Rate applicable to any Lease Advance. The Rate Spread is [i] 4.00% for the Initial Term; [ii] for the first Renewal Term, the greater of [a] the sum of the Lease Rate in effect at the end of the Initial Term plus 20 basis points, or [b] 6.00% ; [iii] for the second Renewal Term, the greater of [a] the sum of the Lease Rate in effect at the end of the first Renewal Term plus 20 basis points, or [b] 7.00%; and [iv] for the third Renewal Term, the greater of [a] the sum of the Lease Rate in effect at the end of the Second Renewal Term plus 20 basis points, or [b] 8.00%.

                 "Receivables" means [i] all of Tenant's rights to receive payment for providing resident care and services at the Facility as set forth in any accounts, contract rights, and instruments, and [ii] those documents, chattel paper, inventory proceeds, provider agreements, participation agreements, ledger sheets, files, records, computer programs, tapes, and agreements relating to Tenant's rights to receive payment for providing resident care services at the Facility.

                 "Renewal Date" means the first day of each Renewal Term.

                 "Renewal Option" has the meaning set forth in Section 12.1.

                 "Renewal Rate" means the Lease Rate established for any Renewal Date and is the sum of the applicable Rate Index and applicable Rate Spread.

                 "Renewal Term" has the meaning set forth in Section 12.1.

                 "Overdue Rate" has the meaning set forth in Section 8.6.

                 "State" means the State of Florida.

                 "Tenant's Obligations" means all payment and performance obligations of Tenant under this Lease and all documents executed by Tenant in connection with this Lease.

                 "Tenant's Organizational Documents" means the Articles of Incorporation of Tenant certified by the Secretary of State of the state of organization, as amended to date and the Bylaws of Tenant certified by Tenant, as amended to date.

                 "Term" means the Initial Term and each Renewal Term.

                                ARTICLE 2:  RENT

                 2.1 Base Rent. Tenant shall pay Landlord base rent ("Base Rent") in advance in consecutive monthly installments payable on the first day of each month during the Term commencing on the Commencement Date.
If the Effective Date is not the first day of a month, Tenant shall pay Landlord Base Rent on the Effective Date for the partial month, i.e. for the period commencing on the Effective Date and ending on the day before the Commencement Date. The Base Rent for the Initial Term will be computed monthly and will be equal to 1/12th of the sum of the products of each Lease Advance times the Lease Rate for each Lease Advance. The Base Rent for each Renewal Term will be computed in accordance with Section 12.2.

                 2.2 Increase of Lease Rate and Base Rent. Commencing on the first anniversary of the Commencement Date and on each anniversary thereafter throughout the Term (including any Renewal Term and Extended Term), the Lease Rate will increase by the applicable Increaser Rate. On each date that the Lease Rate is increased, the Base Rent will be increased accordingly and will be equal to 1/12th of the sum of the products of each Lease Advance times the Lease Rate (including the applicable Increaser Rate) for each Lease Advance.

                 2.3 Additional Rent. In addition to Base Rent, Tenant shall pay all other amounts, liabilities, obligations and Impositions which Tenant assumes or agrees to pay under this Lease and any fine, penalty, interest, charge and cost which may be added for nonpayment or late payment of such items (collectively the "Additional Rent"). The Base Rent and Additional Rent are hereinafter referred to as "Rent". Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of nonpayment of the Rent.

                 2.4 Place of Payment of Rent. Tenant shall make all payments of Base Rent and any Additional Rent required to be paid to Landlord at the Landlord's address set forth in the first paragraph of this Lease or at such other place as Landlord may designate from time to time. If delivery is by overnight mail, the address for Landlord shall be One SeaGate, Suite 1950, Toledo, Ohio 43604.

                 2.5 Net Lease. This Lease shall be deemed and construed to be an "absolute net lease", and Tenant shall pay all Rent and other charges and expenses in connection with the Leased Property throughout the Term, without abatement, deduction or set-off.

                 2.6 No Termination, Abatement, Etc. Except as otherwise specifically provided in this Lease, Tenant shall remain bound by this Lease in accordance with its terms. Tenant shall not, without the consent of Landlord, modify, surrender or terminate the Lease, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent. Except as expressly provided in this Lease, the obligations of Landlord and Tenant shall not be affected by reason of [i] any damage to, or destruction of, the Leased Property or any part thereof from whatever cause or any Taking (as hereinafter defined) of the Leased Property or any part thereof; [ii] the lawful or unlawful prohibition of, or restriction upon, Tenant's use of the Leased Property, or any part thereof, the interference with such use by any person, corporation, partnership or other entity, or by reason of eviction by paramount title; [iii] any claim which Tenant has or might have against Landlord or by reason of any default or breach of any warranty by Landlord under this Lease or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties; [iv] any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceeding affecting Landlord or any assignee or transferee of Landlord; or [v] any other cause, whether similar or dissimilar to any of the foregoing, other than a discharge of Tenant from any such obligations as a matter of law. If Landlord's mortgagee at any time notifies Tenant to pay Rent directly to the mortgagee, Tenant shall be entitled to rely upon such notice. Except as otherwise specifically provided in this Lease, Tenant hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law [a] to modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof; or [b] entitling Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Tenant hereunder. The obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

                 2.7 Computational Method. Landlord and Tenant acknowledge that all rates under this Lease will be computed based on the actual number of days elapsed over a 360-day year (365/360 method).

                 2.8 Commitment Fee. On the Effective Date, Tenant shall pay a commitment fee to Landlord in an amount equal to 1/2% of the Acquisition Amount.

                     ARTICLE 3:  IMPOSITIONS AND UTILITIES

                 3.1 Payment of Impositions. Tenant shall pay, as Additional Rent, all Impositions that may be levied or become a lien on the Leased Property or any part thereof at any time (whether prior to or during the Term), without regard to prior ownership of said Leased Property, before any fine, penalty, interest, or cost is incurred; provided, however, Tenant may contest any Imposition in accordance with Section 3.7. Tenant shall deliver to Landlord [i] not more than 5 days after the due date of each Imposition, copies of the invoice for such Imposition and the check delivered for payment thereof; and [ii] not more than 30 days after the due date of each Imposition, a copy of the official receipt evidencing such payment or other proof of payment satisfactory to Landlord. Tenant's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. Tenant, at its expense, shall prepare and file all tax returns and reports in respect of any Imposition as may be required by governmental authorities. Tenant shall be entitled to any refund due from any taxing authority if no Event of Default shall have occurred hereunder and be continuing. Landlord shall be entitled to any refund from any taxing authority if an Event of Default has occurred and is continuing. Any refunds retained by Landlord due to an Event of Default shall be applied as provided in Section 8.8. Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event governmental authorities classify any property covered by this Lease as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it may legally so file. Landlord, to the extent it possesses the same, and Tenant, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Landlord is legally required to file personal property tax returns, Tenant will be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Tenant to file a protest. Tenant may, upon notice to Landlord, at Tenant's option and at Tenant's sole cost and expense, protest, appeal, or institute such other proceedings as Tenant may deem appropriate to effect a reduction of real estate or personal property assessments and Landlord, at Tenant's expense as aforesaid, shall fully cooperate with Tenant in such protest, appeal, or other action. Tenant shall reimburse Landlord for all personal property taxes paid by Landlord within 30 days after receipt of billings accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made. Impositions imposed in respect to the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Landlord and Tenant, whether or not such Imposition is imposed before or after such termination, and Tenant's obligation to pay or Landlord's obligation to refund its prorated share thereof shall survive such termination.

                 3.2 Definition of Impositions. "Impositions" means, collectively, [i] taxes (including without limitation, all capital stock and franchise taxes of Landlord imposed by the State or any governmental entity in the State due to this lease transaction or Landlord's ownership of the Leased Property and the income arising therefrom, or due to Landlord being considered as doing business in the State because of Landlord's ownership of the Leased Property or lease thereof to Tenant), all real estate and personal property ad valorem, sales and use, business or occupation, single business, gross receipts, transaction privilege, rent or similar taxes); [ii] assessments (including without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed with the Term); [iii] ground rents, water, sewer or other rents and charges, excises, tax levies, and fees (including without limitation, license, permit, inspection, authorization and similar fees); [iv] all taxes imposed on Tenant's operations of the Leased Property, including without limitation, employee withholding taxes, income taxes and intangible taxes; [v] all taxes imposed by the State or any governmental entity in the State with respect to the conveyance of the Leased Property by Landlord to Tenant or Tenant's designee, including without limitation, conveyance taxes and capital gains taxes; and [vi] all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or any part thereof and/or the Rent (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon [a] Landlord or Landlord's interest in the Leased Property or any part thereof; [b] the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein; or [c] any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof. Tenant shall not, however, be required to pay any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Landlord by any governmental entity other than as described in clause [i] above.

                 3.3 Escrow of Impositions. If an Event of Default occurs and while it remains uncured, Tenant shall, at Landlord's election, deposit with Landlord on the first day of each month a sum equal to 1/12th of the Impositions assessed against the Leased Property for the preceding tax year, which sums shall be used by Landlord toward prompt payment of such Impositions. Tenant, on demand, shall pay to Landlord any additional funds necessary to pay and discharge the obligations of Tenant pursuant to the provisions of this Section. The receipt by Landlord of the payment of such Impositions by and from Tenant shall only be as an accommodation to Tenant, the mortgagees, and the taxing authorities, and shall not be construed as rent or income to Landlord, Landlord serving, if at all, only as a conduit for delivery purposes.

                 3.4 Utilities. Tenant shall pay, as Additional Rent, all taxes, assessments, charges, deposits, and bills for utilities, including without limitation charges for water, gas, oil, sanitary and storm sewer, electricity, telephone service, and trash collection, which may be charged against the occupant of the Improvements during the Term. If an Event of Default occurs and while it remains uncured, Tenant shall, at Landlord's election, deposit with Landlord on the first day of each month a sum equal to 1/12th of the amount of the annual utility expenses for the preceding Lease Year, which sums shall be used by Landlord to promptly pay such utilities. Tenant shall, on demand, pay to Landlord any additional amount needed to pay such utilities. Landlord's receipt of such payments shall only be an accommodation to Tenant and the utility companies and shall not constitute rent or income to Landlord. Tenant shall at all times maintain that amount of heat necessary to ensure against the freezing of water lines. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any liability or damages to the utility systems and the Leased Property that may result from Tenant's failure to maintain sufficient heat in the Improvements unless the failure arises from Landlord's failure to make prompt payment of utility expenses to the extent that funds for such expenses have been deposited with Landlord under this section.

                 3.5 Discontinuance of Utilities. Landlord will not be liable for damages to person or property or for injury to, or interruption of, business for any discontinuance of utilities nor will such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of rent or operate to release Tenant from any of Tenant's obligations under this Lease unless Landlord has failed to make prompt payment of utility expenses to the extent that funds for such expenses have been deposited with Landlord under
Section 3.4 above.

                 3.6 Business Expenses. Tenant shall promptly pay all expenses and costs incurred in connection with the operation of the Facility on the Leased Property, including without limitation, employee benefits, employee vacation and sick pay, consulting fees, and expenses for inventory and supplies.

                 3.7 Permitted Contests. Tenant, on its own or on Landlord's behalf (or in Landlord's name), but at Tenant's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or any Legal Requirement or insurance requirement or any lien, attachment, levy, encumbrance, charge or claim provided that [i] in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Leased Property; [ii] neither the Leased Property nor any Rent therefrom nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, attached or lost; [iii] in the case of a Legal Requirement, Landlord would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings; [iv] in the event that any such contest shall involve a sum of money or potential loss in excess of $50,000.00, Tenant shall deliver to Landlord and its counsel an opinion of Tenant's counsel to the effect set forth in clauses [i], [ii] and [iii], to the extent applicable; [v] in the case of a Legal Requirement and/or an Imposition, lien, encumbrance or charge, Tenant shall give such reasonable security as may be demanded by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected Leased Property or the Rent by reason of such nonpayment or noncompliance; provided, however, the provisions of this Section shall not be construed to permit Tenant to contest the payment of Rent (except as to contests concerning the method of computation or the basis of levy of any Imposition or the basis for the assertion of any other claim) or any other sums payable by Tenant to Landlord hereunder; [vi] in the case of an insurance requirement, the coverage required by Article 4 shall be maintained; and [vii] if such contest be finally resolved against Landlord or Tenant, Tenant shall, as Additional Rent due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or insurance requirement. Landlord, at Tenant's expense, shall execute and deliver to Tenant such authorizations and other documents as may be reasonably required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein. Tenant hereby agrees to indemnify and save Landlord harmless from and against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom.

                             ARTICLE 4:  INSURANCE

                 4.1 Property Insurance. At Tenant's expense, Tenant shall maintain in full force and effect a property insurance policy or policies insuring the Leased Property against the following:

                          (a)     Loss or damage commonly covered by a "Special
Form" policy insuring against physical loss or damage to the Improvements and Personal Property, including but not limited to, risk of loss from fire and other hazards, collapse, transit coverage, vandalism, malicious mischief, theft, earthquake (if the Leased Property is in earthquake zone 1 or 2) and sinkholes (if usually recommended in the area of the Leased Property). The policy shall be in the amount of the full replacement value (as defined in Section 4.5) of the Improvements and Personal Property and shall contain a deductible amount acceptable to Landlord. Landlord shall be named as an additional insured. The policy shall include a stipulated value endorsement or agreed amount endorsement and endorsements for contingent liability for operations of building laws, demolition costs, and increased cost of construction.

                          (b)     If applicable, loss or damage by explosion of
steam boilers, pressure vessels, or similar apparatus, now or hereafter installed on the Leased Property, in commercially reasonable amounts acceptable to Landlord.

                          (c)     Consequential loss of rents and income
coverage insuring against all "Special Form" risk of physical loss or damage with limits and deductible amounts acceptable to Landlord covering risk of loss during the first 9 months of reconstruction, and containing an endorsement for extended period of indemnity of at least 6 months, and shall be written with a stipulated amount of coverage if available at a reasonable premium.

                          (d)     If the Leased Property is located, in whole
or in part, in a federally designated 100-year flood plain area, flood insurance for the Improvements in an amount equal to the lesser of [i] the full replacement value of the Improvements; or [ii] the maximum amount of insurance available for the Improvements under all federal and private flood insurance programs.

                          (e)     Loss or damage caused by the breakage of
plate glass in commercially reasonable amounts acceptable to Landlord.

                          (f)     Loss or damage commonly covered by blanket
crime insurance including employee dishonesty, loss of money orders or paper currency, depositor's forgery, and loss of property of patients accepted by Tenant for safekeeping, in commercially reasonable amounts acceptable to the Landlord.

                 4.2 Liability Insurance. At Tenant's expense, Tenant shall maintain liability insurance against the following:

                          (a)     Claims for personal injury or property damage
commonly covered by comprehensive general liability insurance with endorsements for incidental malpractice, contractual, personal injury, owner's protective liability, voluntary medical payments, products and completed operations, broad form property damage, and extended bodily injury, with commercially reasonable amounts for bodily injury, property damage, and voluntary medical payments acceptable to Landlord, but with a combined single limit of not less than $5,000,000.00 per occurrence.

                          (b)     Claims for personal injury and property
damage commonly covered by comprehensive automobile liability insurance, covering all owned and non-owned automobiles, with commercially reasonable amounts for bodily injury, property damage, and for automobile medical payments acceptable to Landlord, but with a combined single limit of not less than $5,000,000.00 per occurrence.

                          (c)     Claims for personal injury commonly covered
by medical malpractice insurance in commercially reasonable amounts acceptable to Landlord.

                          (d)     Claims commonly covered by worker's
compensation insurance for all persons employed by Tenant on the Leased Property. Such worker's compensation insurance shall be in accordance with the requirements of all applicable local, state, and federal law.

                 4.3 Builder's Risk Insurance. In connection with any construction, Tenant shall maintain in full force and effect a builder's completed value risk policy ("Builder's Risk Policy") of insurance in a nonreporting form insuring against all "Special Form" risk of physical loss or damage to the Improvements, including but not limited to, risk of loss from fire and other hazards, collapse, transit coverage, vandalism, malicious mischief, theft, earthquake (if Leased Property is in earthquake zone 1 or 2) and sinkholes (if usually recommended in the area of the Leased Property). The Builder's Risk Policy shall include endorsements providing coverage for building materials and supplies and temporary premises. The Builder's Risk Policy shall be in the amount of the full replacement value of the Improvements and shall contain a deductible amount acceptable to Landlord. Landlord shall be named as an additional insured. The Builder's Risk Policy shall include an endorsement permitting initial occupancy.

                 4.4 Insurance Requirements. The following provisions shall apply to all insurance coverages required hereunder:

                          (a)     The form and substance of all policies shall
be subject to the approval of Landlord, which approval will not be unreasonably withheld.

                          (b)     The carriers of all policies shall have a
Best's Rating of "A" or better and a Best's Financial Category of X or higher and shall be authorized to do insurance business in the State.

                          (c)     Tenant shall be the "named insured" and
Landlord shall be an "additional insured" on each liability policy. On all property and casualty policies, Landlord and Tenant shall be joint loss payees.

                          (d)     Tenant shall deliver to Landlord certificates
or policies showing the required coverages and endorsements. The policies of insurance shall provide that the policy may not be cancelled or not renewed, and no material change or reduction in coverage may be made, without at least 30 days' prior written notice to Landlord.

                          (e)     The policies shall contain a severability of
interest and/or cross-liability endorsement, provide that the acts or omissions of Tenant or Landlord will not invalidate the coverage of the other party, and provide that Landlord shall not be responsible for payment of premiums.

                          (f)     All loss adjustment shall require the written
consent of Landlord and Tenant, as their interests may appear.

                          (g)     At least 30 days prior to the expiration of
each policy, Tenant shall deliver to Landlord a certificate showing renewal of such policy and payment of the annual premium therefor.

                 4.5 Replacement Value. The term "full replacement value" means the actual replacement cost thereof from time to time including increased cost of construction endorsement, with no reductions or deductions. Tenant shall, in connection with each annual policy renewal, deliver to Landlord a redetermination of the full replacement value by the insurer or an endorsement indicating that the Leased Property is insured for its full replacement value. If Tenant makes any Permitted Alterations (as hereinafter defined) to the Leased Property, Landlord may have such full replacement value redetermined at any time after such Permitted Alterations are made, regardless of when the full replacement value was last determined.

                 4.6 Blanket Policy. Notwithstanding anything to the contrary contained in this Section, Tenant may carry the insurance required by this Article under a blanket policy of insurance, provided that the coverage afforded Tenant will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all of the requirements of this Lease.

                 4.7 No Separate Insurance. Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article, or increase the amounts of any then existing insurance, by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including Landlord and any mortgagees, are included therein as additional insureds or loss payees, the loss is payable under said insurance in the same manner as losses are payable under this Lease, and such additional insurance is not prohibited by the existing policies of insurance. Tenant shall immediately notify Landlord of the taking out of such separate insurance or the increasing of any of the amounts of the existing insurance by securing an additional policy or additional policies.

                 4.8 Waiver of Subrogation. Each party hereto hereby waives any and every claim which arises or may arise in its favor and against the other party hereto during the Term for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, the Leased Property, which loss or damage is covered by valid and collectible insurance policies, to the extent that such loss or damage is recoverable under such policies. Said mutual waiver shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Inasmuch as the said waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto agrees immediately to give each insurance company which has issued to it policies of insurance, written notice of the terms of said mutual waivers, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers, so long as such endorsement is available at a reasonable cost.

                 4.9 Mortgages. The following provisions shall apply if Landlord now or hereafter places a mortgage on the Leased Property or any part thereof: [i] Tenant shall obtain a standard form of lender's loss payable clause insuring the interest of the mortgagee; [ii] Tenant shall deliver evidence of insurance to such mortgagee; [iii] loss adjustment shall require the consent of the mortgagee which consent shall not be unreasonably withheld; and [iv] Tenant shall provide such other information and documents as may be reasonably required by the mortgagee.

                 4.10 Escrows. After an Event of Default occurs hereunder and is continuing, Tenant shall make such periodic payments of insurance premiums in accordance with Landlord's requirements after receipt of notice thereof from Landlord.

                             ARTICLE 5:  INDEMNITY

                 5.1 Tenant's Indemnification. Tenant hereby indemnifies and agrees to hold harmless Landlord, any successors or assigns of Landlord, and Landlord's and such successor's and assign's directors, officers, employees and agents from and against any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), losses, liabilities (including strict liability), judgments, and expenses (including, without limitation, reasonable attorneys' fees, court costs, and the costs set forth in Section 8.7) incurred in connection with or arising from: [i] the use or occupancy of the Leased Property by Tenant or any persons claiming under Tenant; [ii] any activity, work, or thing done, or permitted or suffered by Tenant in or about the Leased Property; [iii] any acts, omissions, or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees, or visitors of Tenant or any such person; [iv] any breach, violation, or nonperformance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees, or visitors of Tenant or of any such person, of any term, covenant, or provision of this Lease or any law, ordinance, or governmental requirement of any kind including, without limitation, any failure to comply with any applicable requirements under the ADA; [v] any injury or damage to the person, property or business of Tenant, its employees, agents, contractors, invitees, visitors, or any other person entering upon the Leased Property; and [vi] any construction, alterations, changes or demolition of the Facility performed by or contracted for Tenant or its employees, agents or contractors. Provided, however, that Tenant shall have no indemnity obligation with respect to matters, liabilities, obligations, claims, damages, penalties, causes of actions, costs and expenses caused by Landlord's gross negligence or willful misconduct. If any action or proceeding is brought against Landlord, its employees, or agents by reason of any such claim, Tenant, upon notice from Landlord, will defend the claim at Tenant's expense with counsel reasonably satisfactory to Landlord. All amounts payable to Landlord under this section shall be payable on written demand and any such amounts which are not paid within 10 days after demand therefor by Landlord shall bear interest at the Overdue Rate. In case any action, suit or proceeding is brought against Tenant by reason of any such occurrence, Tenant shall use its best efforts to defend such action, suit or proceeding.

                 5.1.1 Notice of Claim. Landlord shall notify Tenant in writing of any claim or action brought against Landlord in which indemnity may be sought against Tenant pursuant to this section. Such notice shall be given in sufficient time to allow Tenant to defend or participate in such claim or action, but the failure to give such notice in sufficient time shall not constitute a defense hereunder nor in any way impair the obligations of Tenant under this section unless the failure to give such notice precludes Tenant's defense of any such action.

                 5.1.2 Survival of Covenants. The covenants of Tenant contained in this section shall remain in full force and effect after the termination of this Agreement until the expiration of the period stated in the applicable statute of limitations during which a claim or cause of action may be brought and payment in full or the satisfaction of such claim or cause of action and of all expenses and charges incurred by Landlord relating to the enforcement of the provisions herein specified.

                 5.1.3 Reimbursement of Expenses. Unless prohibited by law, Tenant hereby agrees to pay to Landlord all of the reasonable fees, charges and reasonable out-of-pocket expenses related to the Facility and required hereby, or incurred by Landlord in enforcing the provisions of this Agreement.

                 5.2      Environmental Indemnity; Audits.

                 5.2.1 Indemnification. Tenant hereby indemnifies and agrees to hold harmless Landlord, any successors to Landlord's interest in this Lease, and Landlord's and such successors' directors, officers, employees and agents from and against any losses, claims, damages (including consequential damages), penalties, fines, liabilities (including strict liability), costs (including cleanup and recovery costs), and expenses (including expenses of litigation and reasonable attorneys' fees) incurred by Landlord or any other indemnitee or assessed against the Leased Property by virtue of any claim or lien by any governmental or quasi-governmental unit, body, or agency, or any third party, for cleanup costs or other costs pursuant to any Environmental Law. Tenant's indemnity shall survive the termination of this Lease.
Provided, however, Tenant shall have no indemnity obligation with respect to [i] Hazardous Materials first introduced to the Leased Property subsequent to the date that Tenant's occupancy of the Leased Property shall have fully terminated; or [ii] Hazardous Materials introduced to the Leased Property by Landlord, its agent, employees, successors or assigns. If at any time during the Term of this Lease any governmental authority notifies Landlord or Tenant of a violation of any Environmental Law or Landlord reasonably believes that a Facility may violate any Environmental Law, Landlord may require one or more environmental audits of the Leased Premises, in such form, scope and substance as specified by Landlord, at Tenant's expense. Tenant shall, within 30 days after receipt of an invoice from Landlord, reimburse Landlord for all costs and expenses incurred in reviewing any environmental audit, including without limitation, reasonable attorneys' fees and costs.

                 5.3 Limitation of Landlord's Liability. Landlord, its agents, and employees, will not be liable for any loss, injury, death, or damage (including consequential damages) to persons, property, or Tenant's business occasioned by theft, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, order of governmental body or authority, fire, explosion, falling objects, steam, water, rain or snow, leak or flow of water (including water from the elevator system), rain or snow from the Leased Property or into the Leased Property or from the roof, street, subsurface or from any other place, or by dampness or from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures of the Leased Property, or from construction, repair, or alteration of the Leased Property or from any acts or omissions of any other occupant or visitor of the Leased Property, or from any other cause beyond Landlord's control. The foregoing limitation does not apply to loss, injury, death or damage caused by Landlord's gross negligence or willful misconduct.

                   ARTICLE 6:  USE AND ACCEPTANCE OF PREMISES

                 6.1 Use of Leased Property. Tenant shall use and occupy the Leased Property exclusively as an adult congregate living facility and for all lawful and licensed ancillary uses, and for no other purpose without the prior written consent of the Landlord which consent shall not be unreasonably withheld. Tenant shall obtain and maintain all approvals, licenses, and consents needed to use and operate the Leased Property as herein permitted. Tenant shall deliver to Landlord complete copies of surveys, examinations, certification and licensure inspections, compliance certificates, and other similar reports issued to Tenant by any governmental agency within 10 days after Tenant's receipt of each item.

                 6.2 Acceptance of Leased Property. Tenant acknowledges that [i] Tenant and its agents have had an opportunity to inspect the Leased Property; [ii] Tenant has found the Leased Property fit for Tenant's use; [iii] Landlord will deliver the Leased Property to Tenant in "as-is" condition; [iv] Landlord is not obligated to make any improvements or repairs to the Leased Property; and [v] the roof, walls, foundation, heating, ventilating, air conditioning, telephone, sewer, electrical, mechanical, elevator, utility, plumbing, and other portions of the Leased Property are in good working order. Tenant waives any claim or action against Landlord with respect to the condition of the Leased Property. LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT.

                 6.3 Conditions of Use and Occupancy. Tenant agrees that during the Term it shall use and keep the Leased Property in a careful, safe and proper manner; not commit or suffer waste thereon; not use or occupy the Leased Property for any unlawful purposes; not use or occupy the Leased Property or permit the same to be used or occupied, for any purpose or business deemed extrahazardous on account of fire or otherwise; keep the Leased Property in such repair and condition as may be required by the Board of Health, or other city, state or federal authorities, free of all cost to Landlord; not permit any acts to be done which will cause the cancellation, invalidation, or suspension of any insurance policy; and permit Landlord and its agents to enter upon the Leased Property at all reasonable times to examine the condition thereof and accompanied by a representative of Tenant to the extent such a representative is available.

                    ARTICLE 7:  REPAIRS AND MECHANICS' LIENS

                 7.1 Maintenance. Tenant shall maintain, repair, and replace the Leased Property, including without limitation, all structural and nonstructural repairs and replacements to the roof, foundations, exterior walls, parking areas, sidewalks, water, sewer, and gas connections, pipes, and mains. Tenant shall pay, as Additional Rent, the full cost of maintenance, repairs, and replacements. Tenant shall maintain all drives, sidewalks, parking areas, and lawns on or about the Leased Property in a clean and orderly condition, free of accumulations of dirt, rubbish, snow and ice. Tenant shall permit Landlord to inspect the Leased Property at all reasonable times, and shall implement all reasonable suggestions of the Landlord as to the maintenance and replacement of the Leased Property.

                 7.2 Required Alterations. Tenant shall, at Tenant's sole cost and expense, make any additions, changes, improvements or alterations to the Leased Property, including structural alterations, which may be required by any governmental authorities, including those required to maintain licensure or certification under the Medicare and Medicaid programs (to the extent Tenant is participating in such programs), whether such changes are required by Tenant's use, changes in the law, ordinances, or governmental regulations, defects existing as of the date of this Lease, or any other cause whatever. All such additions, changes, improvements or alterations shall be deemed to be Permitted Alterations and shall comply with all laws requiring such alterations and with the provisions of Section 16.4.

                 7.3 Mechanic's Liens. Tenant shall have no authority to permit or create a lien against Landlord's interest in the Leased Property, and Tenant shall post notices or file such documents, to the extent permitted by law, as may be required to protect Landlord's interest in the Leased Property against liens. Tenant hereby agrees to defend, indemnify, and hold Landlord harmless from and against any mechanic's liens against the Leased Property by reason of work, labor, services or materials supplied or claimed to have been supplied on or to the Leased Property. Tenant shall remove, bond-off, or otherwise obtain the release of any mechanic's lien filed against the Leased Property within 10 days after Tenant receives notice of the filing thereof. Tenant shall pay all expenses in connection therewith, including without limitation, damages, interest, court costs and reasonable attorneys' fees.

                 7.4 Replacements of Fixtures and Personal Property. Tenant shall not remove Fixtures and Personal Property from the Leased Property except to replace the Fixtures and Personal Property by other similar items of equal quality and value. Items being replaced by Tenant may be removed and shall become the property of Tenant and items replacing the same shall be and remain the property of Landlord. Tenant shall execute, upon written request from Landlord, any and all documents necessary to evidence Landlord's ownership of the Personal Property and replacements therefor. Tenant may finance replacements for the Fixtures and Personal Property by equipment lease or by a security agreement and financing statement and if the original cost of the equipment exceeds $50,000.00, Tenant must obtain the following: [i] Landlord's consent to the terms and conditions of the equipment lease or security agreement; and [ii] a nondisturbance agreement from the equipment lessor or lender upon terms and conditions reasonably acceptable to Landlord for, including without limitation, the following: [a] Landlord shall have the right (but not the obligation) to assume such security agreement or equipment lease upon the occurrence of an Event of Default under this Lease; [b] the equipment lessor or lender shall notify Landlord of any default by Tenant under the equipment lease or security agreement and give Landlord a reasonable opportunity to cure such default; and [c] Landlord shall have the right to assign its rights under the equipment lease, security agreement, or nondisturbance agreement. Tenant shall, within 30 days after receipt of an invoice from Landlord, reimburse Landlord for all costs and expenses incurred in reviewing and approving the equipment lease, security agreement, and nondisturbance agreement, including without limitation, reasonable attorneys' fees and costs.

                       ARTICLE 8:  DEFAULTS AND REMEDIES

                 8.1 Events of Default. The occurrence of any one or more of the following shall be an event of default ("Event of Default") hereunder:

                          (a)     Tenant fails to pay in full any installment
of Rent, or any other monetary obligation payable by Tenant under this Lease (including the Option Price), within 10 days after such payment is due.

                          (b)     Landlord gives Tenant three or more notices
of non-payment of Rent (after expiration of the 10 day grace period) in any Lease Year.

                          (c)     Tenant fails to comply with any covenant set
forth in Article 14, Section 15.6, Section 15.7 or Article 20 of this Lease.

                          (d)     Tenant fails to observe and perform any other
covenant, condition or agreement under this Lease to be performed by Tenant and [i] such failure continues for a period of 30 days after written notice thereof is given to Tenant by Landlord; or [ii] if, by reason of the nature of such default, the same cannot be remedied within said 30 days, Tenant fails to proceed with diligence reasonably satisfactory to Landlord after receipt of the notice to cure the same or, if Tenant does proceed diligently, Tenant fails to cure such default within 90 days after receipt of the notice. The foregoing notice and cure provisions do not apply to any Event of Default otherwise specifically described in any other subsection of Section 8.1.

                          (e)     Tenant abandons or vacates the Leased
Property or any material part thereof or ceases to do business or ceases to exist for any reason for any one or more days except as a result of condemnation or casualty.

                          (f)     [i] The filing by Tenant of a petition under
11 U.S.C. or the commencement of a bankruptcy or similar proceeding by Tenant; [ii] the failure by Tenant within 60 days to dismiss an involuntary bankruptcy petition or other commencement of a bankruptcy, reorganization or similar proceeding against Tenant, or to lift or stay any execution, garnishment or attachment of such consequence as will impair its ability to carry on its operation at the Leased Property; [iii] the entry of an order for relief under 11 U.S.C. in respect of Tenant; [iv] any assignment by Tenant for the benefit of its creditors; [v] the entry by Tenant into an agreement of composition with its creditors; [vi] the approval by a court of competent jurisdiction of a petition applicable to Tenant in any proceeding for its reorganization instituted under the provisions of any state or federal bankruptcy, insolvency, or similar laws; [vii] appointment by final order, judgment, or decree of a court of competent jurisdiction of a receiver of a whole or any substantial part of the properties of Tenant (provided such receiver shall not have been removed or discharged within 60 days of the date of his qualification).

                          (g)     [i] Any receiver, administrator, custodian or
other person takes possession or control of any of the Leased Property and continues in possession for 60 days; [ii] any writ against any of the Leased Property is not released within 60 days; [iii] any judgment is rendered or proceedings are instituted against the Leased Property or Tenant which affect the Leased

Property or any part thereof, which is not dismissed for 60 days (except as otherwise provided in this Section); [iv] all or a substantial part of the assets of Tenant are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors; [v] Tenant is enjoined, restrained, or in any way prevented by court order, or any proceeding is filed or commenced seeking to enjoin, restrain or in any way prevent Tenant from conducting all or a substantial part of its business or affairs; or [vi] except as otherwise permitted hereunder, a final notice of lien, levy or assessment is filed of record with respect to all or any part of the Leased Property or any property of Tenant located at the Leased Property and is not dismissed, discharged, or bonded-off within 30 days.

                          (h)     Any representation or warranty made by Tenant
in this Lease or any other document executed in connection with this Lease, any guaranty of or other security for this Lease, or any report, certificate, application, financial statement or other instrument furnished by Tenant pursuant hereto or thereto shall prove to be false, misleading or incorrect in any material respect as of the date made.

                          (i)     Tenant defaults on any indebtedness or
obligation to Landlord under this Lease or the Affiliate Lease, or Tenant receives notice of acceleration of payment in connection with any Material Obligation unless Tenant can demonstrate to Landlord that such acceleration will not cause Tenant to be in violation of Section 15.7. This provision applies to all such indebtedness, obligations and agreements as they may be amended, modified, extended, or renewed from time to time.

                          (j)     The occurrence of any change in Tenant's
leasehold interest in the Leased Property, or any material change in the control of Tenant, directly or indirectly, at any time prior to Tenant's initial public offering, without the prior written consent of Landlord.

                          (k)     The license for the Facility or any other
Government Authorization, is cancelled, suspended or otherwise invalidated, notice of impending revocation proceedings is received and Tenant fails to diligently contest such proceeding, or any reduction occurs in the number of licensed beds or units at the Facility in excess of 3%.

                 8.2 Remedies. Landlord may exercise any one or more of the following remedies upon the occurrence of an Event of Default:

                          (a)     Landlord may re-enter and take possession of
the Leased Property without terminating the Lease, and lease the Leased Property for the account of Tenant at a commercially reasonable rate, holding Tenant liable for all costs of the Landlord in reletting the Leased Property and for the difference in the amount received by such reletting and the amounts payable by Tenant under the Lease.

                          (b)     Landlord may terminate this Lease, exclude
Tenant from possession of the Leased Property and use efforts to lease the Leased Property to others at a commercially reasonable rate, holding Tenant liable for the difference in the amounts received from such reletting and the amounts payable by Tenant under the Lease.

                          (c)     Landlord may re-enter the Leased Property and
have, repossess and enjoy the Leased Property as if the Lease had not been made, and in such event, Tenant and its successors and assigns shall remain liable for any contingent or unliquidated obligations or sums owing at the time of such repossession.

                          (d)     Landlord may have access to and inspect,
examine and make copies of the books and records and any and all accounts, data and income tax and other returns of Tenant insofar as they pertain to the Leased Property.

                          (e)     Landlord may accelerate all of the unpaid
Rent hereunder so that the aggregate Rent for the unexpired term of this Lease becomes immediately due and payable.

                          (f)     Landlord may take whatever action at law or
in equity as may appear necessary or desirable to collect the Rent and other amounts payable under the Lease then due and thereafter to become due, or to enforce performance and observance of any obligations, agreements or covenants of Tenant under this Lease.

                          (g)     With respect to the Collateral and Landlord's
security interest therein, Landlord may exercise all of its rights as secured party under Article 9 of the Uniform Commercial Code as adopted in the State. Landlord may sell the Collateral by public or private sale upon 10 days notice to Tenant. Tenant agrees that a commercially reasonable manner of disposition of the Collateral shall include, without limitation and at the option of Landlord, a sale of the Collateral, in whole or in part, concurrently with the sale of the Leased Property.

                          (h)     Landlord may obtain control over and collect
the Receivables and apply the proceeds of the collections to satisfaction of Tenant's Obligations unless prohibited by law. Tenant appoints Landlord or its designee as attorney for Tenant with powers [i] to receive, to indorse, to sign and/or to deliver, in Tenant's name or Landlord's name, any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, and to waive demand, presentment, notice of dishonor, protest, and any other notice with respect to any such instrument; [ii] to sign Tenant's name on any invoice or bill of lading relating to any Receivable, drafts against account debtors, assignments and verifications of Receivables, and notices to account debtors; [iii] to send verifications of Receivables to any account debtor; and [iv] to do all other acts and things necessary to carry out this Lease. Landlord shall not be liable for any omissions, commissions, errors of judgment, or mistakes in fact or law made in the exercise of any such powers provided Lender's exercise of such powers is commercially reasonable.
At Landlord's option, Tenant shall [i] provide Landlord a full accounting of all amounts received on account of Receivables with such frequency and in such form as Landlord may require, either with or without applying all collections on Receivables in payment of Tenant's Obligations or [ii] deliver to Landlord on the day of receipt all such collections in the form received and duly indorsed by Tenant. At Landlord's request, Tenant shall institute any action or enter into any settlement determined by Landlord to be necessary to obtain recovery or redress from any account debtor in default of Receivables.
Landlord may give notice of its security interest in the Receivables to any or all account debtors with instructions to make all payments on Receivables directly to Landlord, thereby terminating Tenant's authority to collect Receivables. After terminating Tenant's authority to enforce or collect Receivables, Landlord shall have the right to take possession of any or all Receivables and records thereof and is hereby authorized to do so, and only Landlord shall have the right to collect and enforce the Receivables. Prior to the occurrence of an Event of Default, at Tenant's cost and expense, but on behalf of Landlord and for Landlord's account, Tenant shall collect or otherwise enforce all amounts unpaid on Receivables and hold all such collections in trust for Landlord, but Tenant may commingle such collections with Tenant's own funds, until Tenant's authority to do so has been terminated, which may be done only after an Event of Default. Notwithstanding any other provision hereof, Landlord does not assume any of Tenant's obligations under any Receivable, and Landlord shall not be responsible in any way for the performance of any of the terms and conditions thereof by Tenant.

                          (i)     Without waiving any prior or subsequent Event
of Default, Landlord may waive any Event of Default or, with or without waiving any Event of Default, remedy any default.

                          (j)     Landlord may terminate its obligation to
disburse Lease Advances.

                 8.3 Right of Set-Off. After an Event of Default occurs hereunder and is continuing, Landlord may, and is hereby authorized by Tenant to, at any time and from time to time without advance notice to Tenant (any such notice being expressly waived by Tenant), set-off and apply any and all sums held by Landlord, any indebtedness of Landlord to Tenant, and any claims by Tenant against Landlord, against any obligations of Tenant hereunder and against any claims by Landlord against Tenant, whether or not such obligations or claims of Tenant are matured and whether or not Landlord has exercised any other remedies hereunder. The rights of Landlord under this Section are in addition to any other rights and remedies Landlord may have against Tenant.

                 8.4 Performance of Tenant's Covenants. Landlord may perform any obligation of Tenant which Tenant has failed to perform within 10 days after Landlord has sent a written notice to Tenant informing it of its specific failure. Tenant shall reimburse Landlord on demand, as Additional Rent, for any expenditures thus incurred by Landlord and shall pay interest thereon at the Overdue Rate (as defined in Section 8.6).

                 8.5 Late Payment Charge. Tenant acknowledges that any default in the payment of any installment of Rent payable hereunder will result in loss and additional expense to Landlord in servicing any indebtedness of Landlord secured by the Leased Property, handling such delinquent payments, and meeting its other financial obligations, and because such loss and additional expense is extremely difficult and impractical to ascertain, Tenant agrees that in the event any Rent payable to Landlord hereunder is not paid within 10 days after the due date, Tenant shall pay a late charge of 5% of the amount of the overdue payment as a reasonable estimate of such loss and expenses, unless applicable law requires a lesser charge, in which event the maximum rate permitted by such law may be charged by Landlord. The 10 day grace period set forth in this Section shall not extend the time for payment of Rent or the period for curing any default or constitute a waiver of such default.

                 8.6 Interest. In addition to the late payment charge, any payment not made by Tenant within 10 days after the due date shall thereafter bear interest at the rate (the "Overdue Rate") of the greater of [i] 18.5% per annum; or [ii] 2.5% per annum above the Lease Rate then in effect; provided, however, that at no time will Tenant be required to pay interest at a rate higher than the maximum legal rate and, provided further, that if a court of competent jurisdiction determines that any other charges payable under this Lease are deemed to be interest, the Overdue Rate shall be adjusted to ensure that the aggregate interest payable under this Lease does not accrue at a rate in excess of the maximum legal rate. Tenant shall not be required to pay interest upon any late payment fees assessed pursuant to Section 8.5.

                 8.7 Litigation; Attorneys' Fees. Within 5 days after Tenant has knowledge of any litigation or other proceeding that may be instituted against Tenant that is material to the construction or operation of the Facility or that is material to Tenant's business or financial condition, against the Leased Property to secure or recover possession thereof, or that may affect the title to or the interest of Landlord in the Leased Property, Tenant shall give written notice thereof to Landlord. Tenant shall pay all reasonable costs and expenses incurred by Landlord in enforcing or preserving Landlord's rights under this Lease, whether or not an Event of Default has actually occurred or has been declared and thereafter cured, including without limitation, [i] the fees, expenses, and costs of any litigation, receivership, administrative, bankruptcy, insolvency or other similar proceeding; [ii] reasonable attorney, paralegal, consulting and witness fees and disbursements, whether in house counsel or outside counsel; and [iii] the expenses, including without limitation, lodging, meals, and transportation, of Landlord and its employees, agents, attorneys, and witnesses in preparing for litigation, administrative, bankruptcy, insolvency or other similar proceedings and attendance at hearings, depositions, and trials in connection therewith. All such costs, charges and fees payable by Tenant shall be deemed to be Additional Rent under this Lease.

                 8.8 Escrows and Application of Payments. As security for the performance of its obligations hereunder, Tenant hereby assigns to Landlord all its right, title, and interest in and to all monies escrowed with Landlord under this Lease and all deposits with utility companies, taxing authorities and insurance companies; provided, however, that Landlord shall not exercise its rights hereunder until an Event of Default has occurred. Any payments received by Landlord under any provisions of this Lease during the existence or continuance of an Event of Default shall be applied to Tenant's obligations in the order which Landlord may determine.

                 8.9 Remedies Cumulative. The remedies of Landlord herein are cumulative to and not in lieu of any other remedies available to Landlord at law or in equity. The use of any one remedy shall not be taken to exclude or waive the right to use any other remedy.

                       ARTICLE 9:  DAMAGE AND DESTRUCTION

                 9.1 Notice of Casualty. If the Leased Property shall be destroyed, in whole or in part, or damaged by fire, flood, windstorm or other casualty (a "Casualty"), Tenant shall give written notice thereof to the Landlord within 3 business days after the occurrence of the Casualty. Within 15 days after the occurrence of the Casualty or as soon thereafter as such information is reasonably available to Tenant, Tenant shall provide the following information to Landlord: [i] the date of the Casualty; [ii] the nature of the Casualty; [iii] a description of the damage or destruction caused by the Casualty including the type of Leased Property damaged and the area of the Improvements damaged; [iv] a preliminary estimate of the cost to repair, rebuild, restore or replace the Leased Property; [v] a preliminary estimate of the schedule to complete the repair, rebuilding, restoration or replacement of the Leased Property; [vi] a description of the anticipated property insurance claim including the name of the insurer, the insurance coverage limits, the deductible amount, the expected settlement amount, and the expected settlement date; and [vii] a description of the business interruption claim including the name of the insurer, the insurance coverage limits, the deductible amount, the expected settlement amount, and the expected settlement date. Within five days after request from Landlord, Tenant will provide Landlord with copies of all correspondence to the insurer and any other information reasonably requested by Landlord.

                 9.2      Substantial Destruction.

                 9.2.1 If the Improvements are substantially destroyed at any time other than during the final 18 months of the Initial Term or any Renewal Term, Tenant shall promptly rebuild and restore the Leased Property in accordance with Section 9.4 and Landlord shall make the insurance proceeds available to Tenant for such restoration. The term "Substantially Destroyed" means any casualty resulting in the loss of use of 35% or more of the licensed beds at any one Facility.

                 9.2.2 If the Improvements are substantially destroyed during the final 18 months of the Initial Term or any Renewal Term, Landlord may elect to terminate this Lease or terminate this Lease and all Affiliate Leases, at Landlord's option, and retain the insurance proceeds unless Tenant exercises its option to renew as set forth in Section 9.2.3 or exercises its option to purchase as set forth in Section 9.2.4. If Landlord elects to terminate, Landlord shall give notice ("Termination Notice") of its election to terminate this Lease (or this Lease and all Affiliate Leases, if elected by Landlord) within 30 days after receipt of Tenant's notice of the damage. If Tenant does not exercise its option to renew under Section 9.2.3 or its option to purchase under Section 9.2.4 within 15 days after delivery of the Termination Notice, this Lease (or this Lease and all Affiliate Leases, if elected by Landlord) shall terminate on the 15th day after delivery of the Termination Notice. If this Lease (or this Lease and all Affiliate Leases, if elected by Landlord) is so terminated, Tenant shall be liable to Landlord for all Rent and all other obligations accrued under this Lease through the effective date of termination and each Affiliate shall be liable to Landlord for all Rent and all other obligations accrued under its respective Affiliate Lease through the effective date of termination.

                 9.2.3 If the Improvements are substantially destroyed during the final 18 months of the Initial Term or the first or second Renewal Term and Landlord gives the Termination Notice,

Tenant shall have the option to renew this Lease. Tenant shall give Landlord irrevocable notice of Tenant's election to renew, and Tenant shall give irrevocable notice of renewal of the Affiliate Lease, within 15 days after delivery of the Termination Notice. If Tenant elects to renew, the Renewal Term will be in effect for the balance of the then current Term plus a 5 year period. The Renewal Term will commence on the third day following Landlord's receipt of Tenant's and notice of renewal. All other terms of this Lease for the Renewal Term shall be in accordance with Article 12. The Leased Property will be restored by Tenant in accordance with the provisions of this Article 9 regarding partial destruction.

                 9.2.4 If the Improvements are substantially destroyed during the final 18 months of the Initial Term or any Renewal Term and Landlord gives the Termination Notice, Tenant shall have the option to purchase the Leased Property. Tenant shall give Landlord notice of Tenant's election to purchase, and if required by Landlord, Tenant shall give notice of its election to purchase the Affiliate Facility, within 15 days after delivery of the Termination Notice. If Tenant elects to purchase the Leased Property and the Affiliate Facility, the Option Price will be determined in accordance with
Section 13.2 and the Fair Market Value will be determined in accordance with
Section 13.3. For purposes of determining the Fair Market Value, the Leased Property will be valued as if it had been restored to be equal in value to the Leased Property existing immediately prior to the occurrence of the damage.
All other terms of the option to purchase shall be in accordance with Article
13. Landlord shall hold the insurance proceeds until the closing of the purchase of the Leased Property and at closing shall deliver the proceeds to Tenant.

                 9.3 Partial Destruction. If the Leased Property is not substantially destroyed, then Tenant shall comply with the provisions of
Section 9.4 and Landlord shall make the insurance proceeds available to Tenant for such restoration.

                 9.4 Restoration. Tenant shall promptly repair, rebuild, or restore the Leased Property, at Tenant's expense, so as to make the Leased Property at least equal in value to the Leased Property existing immediately prior to such occurrence and as nearly similar to it in character as is practicable and reasonable. Before beginning such repairs or rebuilding, or letting any contracts in connection with such repairs or rebuilding, Tenant will submit for Landlord's approval, which approval Landlord will not unreasonably withhold or delay, plans and specifications meeting the requirements of Section 16.2 for such repairs or rebuilding. Promptly after receiving Landlord's approval of the plans and specifications and receiving the proceeds of insurance, Tenant will begin such repairs or rebuilding and will prosecute the repairs and rebuilding to completion with diligence, subject, however, to strikes, lockouts, acts of God, embargoes, governmental restrictions, and other causes beyond Tenant's reasonable control. Landlord will make available to Tenant the net proceeds of any fire or other casualty insurance paid to Landlord for such repair or rebuilding as the same progresses, after deduction of any costs of collection, including reasonable attorneys' fees. Tenant may assume primary responsibility for collection of the proceeds in consultation with Landlord. Payments will be made against properly certified vouchers of a competent architect in charge of the work and approved by Landlord. Prior to commencing the repairing or rebuilding, Tenant shall deliver to Landlord for Landlord's approval a schedule setting forth the estimated monthly draws for such work. Landlord will contribute to such payments out of the insurance proceeds an amount equal to the proportion that the total net amount received by Landlord from insurers bears to the total estimated cost of the rebuilding or repairing, multiplied by the payment by Tenant on account of such work. Landlord may, however, withhold 10% from each payment until the work is completed and proof has been furnished to Landlord that no lien or liability has attached or will attach to the Leased Property or to Landlord in connection with such repairing or rebuilding. Upon the completion of rebuilding and the furnishing of such proof, the balance of the net proceeds of such insurance payable to Tenant on account of such repairing or rebuilding will be paid to Tenant. Tenant will obtain and deliver to Landlord a temporary or final certificate of occupancy before the Leased Property is reoccupied for any purpose. Tenant shall complete such repairs or rebuilding free and clear of mechanic's or other liens, and in accordance with the building codes and all applicable laws, ordinances, regulations, or orders of any state, municipal, or other public authority affecting the repairs or rebuilding, and also in accordance with all requirements of the insurance rating organization, or similar body. Any remaining proceeds of insurance after such restoration will be Tenant's property.

                 9.5 Insufficient Proceeds. If the proceeds of any insurance settlement are not sufficient to pay the costs of Tenant's repair, rebuilding or restoration under Section 9.4 in full, Tenant shall deposit with Landlord at Landlord's option, and within 10 days of Landlord's request, an amount sufficient in Landlord's reasonable judgment to complete such repair, rebuilding or restoration. Tenant shall not, by reason of the deposit or payment, be entitled to any reimbursement from Landlord or diminution in or postponement of the payment of the Rent.

                 9.6 Not Trust Funds. Notwithstanding anything herein or at law or equity to the contrary, none of the insurance proceeds paid to Landlord as herein provided shall be deemed trust funds, and Landlord shall be entitled to dispose of such proceeds as provided in this Article 9. Tenant expressly assumes all risk of loss, including a decrease in the use, enjoyment or value, of the

Leased Property from any casualty whatsoever, whether or not insurable or insured against.

                 9.7 Landlord's Inspection. During the progress of such repairs or rebuilding, Landlord and its architects and engineers may, from time to time, inspect the Leased Property and will be furnished, if required by them, with copies of all plans, shop drawings, and specifications relating to such repairs or rebuilding. Tenant will keep all plans, shop drawings, and specifications at the building, and Landlord and its architects and engineers may examine them at all reasonable times. If, during such repairs or rebuilding, Landlord and its architects and engineers determine that the repairs or rebuilding are not being done in accordance with the approved plans and specifications, Landlord will give prompt notice in writing to Tenant, specifying in detail the particular deficiency, omission, or other respect in which Landlord claims such repairs or rebuilding do not accord with the approved plans and specifications. Upon the receipt of any such notice, Tenant will cause corrections to be made to any deficiencies, omissions, or such other respect. Tenant's obligations to supply insurance, according to Article 4, will be applicable to any repairs or rebuilding under this Section.

                 9.8 Landlord's Costs. Tenant shall, within 30 days after receipt of an invoice from Landlord, pay the reasonable costs, expenses, and fees of any architect or engineer employed by Landlord to review any plans and specifications and to supervise and approve any construction, or for any services rendered by such architect or engineer to Landlord as contemplated by any of the provisions of this Lease, or for any services performed by Landlord's attorneys in connection therewith.

                 9.9 No Rent Abatement. Except to the extent that business interruption insurance proceeds are received by Landlord, rent will not abate pending the repairs or rebuilding of the Leased Property.

                           ARTICLE 10:  CONDEMNATION

                 10.1 Total Taking. If, by exercise of the right of eminent domain or by conveyance made in response to the threat of the exercise of such right ("Taking"), the entire Leased Property is taken, or so much of the Leased Property is taken that the Leased Property cannot be used by Tenant for the purposes for which it was used immediately before the Taking, then this Lease will end on the earlier of the vesting of title to the Leased Property in the condemning authority or the taking of possession of the Leased Property by the condemning authority. All damages awarded for such Taking under the power of eminent domain shall be the property of the Landlord except for damages awarded to Tenant as compensation for diminution in value of the leasehold of the Leased Property.

If this Lease is terminated with respect to the Facility subject to a taking as described in this section, Landlord may, at its option, terminate the Affiliate Lease.

                 10.1.2 If the entire Lease Property is taken during the final 18 months of the Initial Term or any Renewal Term and Landlord elects to terminate the Affiliate Lease, Tenant shall have the option to purchase the Affiliate Facility. Tenant shall give Landlord notice of Tenant's election to purchase within 15 days after delivery of the notice of Landlord's intent to terminate. If Tenant elects to purchase the Affiliate Facility, the Option Price will be determined in accordance with Section 13.2 and the Fair Market Value will be determined in accordance with Section 13.3. All other terms of the option to purchase shall be in accordance with Article 13.

                 10.2 Partial Taking. If, after a Taking, so much of the Leased Property remains that the Leased Property can be used for substantially the same purposes for which it was used immediately before the Taking, then [i] this Lease will end as to the part taken on the earlier of the vesting of title to the Leased Property in the condemning authority or the taking of possession of the Leased Property by the condemning authority; [ii] at its cost and to the extent of the proceeds, Tenant shall restore so much of the Leased Property as remains to a sound architectural unit substantially suitable for the purposes for which it was used immediately before the Taking, using good workmanship and new, first-class materials; [iii] upon completion of the restoration, Landlord will pay Tenant the lesser of the net award made to Landlord on the account of the Taking (after deducting from the total award, attorneys', appraisers', and other reasonable fees and costs incurred in connection with the obtaining of the award and amounts paid to the holders of mortgages secured by the Leased Property), or Tenant's actual out-of-pocket costs of restoring the Leased Property; and [iv] Landlord shall be entitled to the balance of the net award. The restoration shall be completed in accordance with Section Section 9.4, 9.5, 9.7, 9.8 and 9.9 with such provisions deemed to apply to condemnation instead of casualty.

                 10.3 Condemnation Proceeds Not Trust Funds. Notwithstanding anything in this Lease or at law or equity to the contrary, none of the condemnation award paid to Landlord shall be deemed trust funds, and Landlord shall be entitled to dispose of such proceeds as provided in this
Article 10. Tenant expressly assumes all risk of loss, including a decrease in the use, enjoyment, or value, of the Leased Property from any Condemnation.

                         ARTICLE 11:  TENANT'S PROPERTY

                 11.1 Tenant's Property. Tenant shall install, place, and use on the Leased Property such fixtures, furniture, equipment, inventory and other personal property in addition to the Personal Property as may be required or as Tenant may, from time to time, deem necessary or useful to operate the Leased Property for its permitted purposes. All fixtures, furniture, equipment, inventory, and other personal property installed, placed, or used on the Leased Property which is owned by Tenant or leased by Tenant from third parties is hereinafter referred to as "Tenant's Property".

                 11.2 Requirements for Tenant's Property. Tenant shall comply with all of the following requirements in connection with Tenant's
Property:

                          (a)     Tenant shall, at Tenant's sole cost and
expense, maintain, repair, and replace Tenant's Property.

                          (b)     Tenant shall, at Tenant's sole cost and
expense, keep Tenant's Property insured against loss or damage by fire, vandalism and malicious mischief, sprinkler leakage, earthquake, and other physical loss perils commonly covered by fire and extended coverage, boiler and machinery, and difference in conditions insurance in an amount not less than 90% of the then full replacement cost thereof. Tenant shall use the proceeds from any such policy for the repair and replacement of Tenant's Property. The insurance shall meet the requirements of Section 4.3.

                          (c)     Tenant shall pay all taxes applicable to
Tenant's Property.

                          (d)     If Tenant's Property is damaged or destroyed
by fire or any other cause, Tenant shall promptly repair or replace Tenant's Property unless Landlord elects to terminate this Lease pursuant to Section 9.2.2.

                          (e)     Unless an Event of Default or any event
which, with the giving of notice or lapse of time, or both, would constitute an Event of Default has occurred, Tenant may remove Tenant's Property from the Leased Property from time to time provided that [i] the items removed are not required to operate the Leased Property as a licensed adult congregate living facility (unless such items are being replaced by Tenant); and [ii] Tenant repairs any damage to the Leased Property resulting from the removal of Tenant's Property.

                          (f)     Tenant shall not, without the prior written
consent of Landlord or as otherwise provided in this Lease, remove any Tenant's Property or Leased Property. Tenant shall, at Landlord's option, remove Tenant's Property upon the termination or expiration of this Lease and shall repair any damage to the Leased Property resulting from the removal of Tenant's Property. If Tenant fails to remove Tenant's Property within 30 days after request by Landlord, then Tenant shall be deemed to have abandoned Tenant's Property, Tenant's Property shall become the property of Landlord, and Landlord may remove, store and dispose of Tenant's Property. In such event, Tenant shall have no claim or right against Landlord for such property or the value thereof regardless of the disposition thereof by Landlord. Tenant shall pay Landlord, upon demand, all expenses incurred by Landlord in removing, storing, and disposing of Tenant's Property and repairing any damage caused by such removal. Tenant's obligations hereunder shall survive the termination or expiration of this Lease.

                          (g)     Tenant shall perform its obligations under
any equipment lease or security agreement for Tenant's Property. For equipment loans or leases for equipment having an original cost in excess of $50,000.00, Tenant shall cause such equipment lessor or lender to enter into a nondisturbance agreement with Landlord upon terms and conditions acceptable to Landlord, including without limitation, the following: [i] Landlord shall have the right (but not the obligation) to assume such equipment lease or security agreement upon the occurrence of an Event of Default by Tenant hereunder; [ii] such equipment lessor or lender shall notify Landlord of any default by Tenant under the equipment lease or security agreement and give Landlord a reasonable opportunity to cure such default; and [iii] Landlord shall have the right to assign its interest in the equipment lease or security agreement and nondisturbance agreement. Tenant shall, within 30 days after receipt of an invoice from Landlord, reimburse Landlord for all costs and expenses incurred in reviewing and approving the equipment lease, security agreement and nondisturbance agreement, including without limitation, reasonable attorneys' fees and costs.

                          ARTICLE 12: RENEWAL OPTIONS

                 12.1 Renewal Options. Tenant has the option to renew ("Renewal Option") this Lease for 3 consecutive 5 year renewal terms (each a "Renewal Term"). Tenant can exercise the Renewal Option only upon satisfaction of the following conditions:

                          (a)     There shall be no uncured Event of Default,
or any event which with the passage of time or giving of notice would constitute an Event of Default, at the time Tenant exercises its Renewal Option nor on the date the Renewal Term is to commence.

                          (b)     Tenant shall give Landlord written notice of
renewal no later than the date which is [i] 90 days prior to the expiration date of the then current Term; or [ii] 15 days after Landlord's delivery of the Termination Notice as set forth in Section 9.2.3. Such notice shall be irrevocable except to the extent that an event occurs which under the provisions of this Lease would permit Tenant to terminate this Lease and Tenant so elects to terminate this Lease.

                          (c)     Tenant shall concurrently give irrevocable
notice of renewal for the Affiliate Lease.

                 12.2 Effect of Renewal. The following terms and conditions will be applicable if Tenant renews the Lease:

                          (a)     Effective Date.  Except as otherwise provided
in Section 9.2.3, the effective date of any Renewal Term will be the first day after the expiration date of the then current Term. The first day of each Renewal Term is also referred to as the Renewal Date.

                          (b)     Lease Amount.  Effective as of the Renewal
Date, a single Lease Amount will be computed by summing all Lease Advance Amounts (including the Acquisition Amount).

                          (c)     Lease Rate.  Effective as of the Renewal
Date, a single Lease Rate will be computed equal to the Renewal Rate. The Renewal Rate will be the sum of the Rate Index on the Rate Determination Date plus the applicable Rate Spread.

                          (d)     Increaser Rate.  The Increaser Rate will be 20
basis points per year.

                          (e)     Base Rent.  Effective as of the Renewal Date,
the Base Rent will be changed to equal 1/12th of the product of [i] the Lease Amount on the Renewal Date times [ii] the new Lease Rate equal to the Renewal Rate.

                          (f)     Other Terms and Conditions.  Except for the
modifications set forth in this Section 12.2, all other terms and conditions of the Lease will remain the same for the Renewal Term.


                        ARTICLE 13:  OPTION TO PURCHASE

                 13.1 Option to Purchase. Landlord hereby grants to Tenant an option to purchase ("Option to Purchase") all of the Leased Property (but not any part thereof) in accordance with the terms and conditions of this
Article 13. Tenant may exercise its Option to Purchase only by giving an irrevocable notice of Tenant's election to purchase the Leased Property ("Purchase Notice") in accordance with the following:

                          (a)     During years 8, 9 and 10 the Initial Term and
during any Renewal Term, Tenant must give a Purchase Notice no earlier than the date which is 270 days, and no later than the date which is 120 days, prior to [i] the end of the Initial Term, or

[ii] the expiration date of the then current Term of this Lease and the Affiliate Lease.

                          (b)     If the Improvements are substantially
destroyed during the final 18 months of the Initial Term or any Renewal Term, Tenant must give a Purchase Notice within 15 days after Landlord gives the Termination Notice pursuant to Section 9.2.4.

Tenant shall have no right to exercise the Option to Purchase other than in accordance with subparagraph [a] or [b].

                 13.1.2 In the event that the accounting treatment for this Lease does not permit Tenant to have a fair market value option to purchase the Facility, Tenant shall have a right of first refusal to purchase the Facility (or the Affiliate Facility as applicable). If at any time during the Term, Landlord shall receive a bona fide offer ("Offer") from a third person for the purchase of the Leased Property, which Offer Landlord desires to accept, Landlord shall promptly deliver to Tenant a copy of such Offer. Tenant shall have the right for a period of 60 days thereafter to elect to purchase the Leased Property on the same terms and conditions as those set forth in the Offer. If Tenant elects to purchase the Leased Property, Tenant must give written notice thereof to Landlord no later than the 60th day after the date Landlord delivers the Offer to Tenant. If Tenant does not elect to exercise its right of first refusal as set forth in this section, Landlord shall be free to sell and convey the Leased Property to the third party purchaser in accordance with the terms and provisions of the Offer, subject to this Lease. In the event that Landlord does not consummate the sale of the Leased Property to such purchaser, Tenant's right of first refusal under this section shall remain applicable to subsequent bona fide offers from third persons.

                 13.2 Option Price. The option price ("Option Price") will be the Fair Market Value of the Leased Property determined pursuant to Section 13.3; provided, however, that the Option Price shall not be less than the Lease Amount. Notwithstanding any provision in this Lease to the contrary, Tenant shall have the right to revoke its Purchase Notice within 10 days after the Option Price has been determined if the Option Price is not acceptable to Tenant or Tenant may revoke to the extent that an event occurs which under the provisions of this Lease would permit Tenant to terminate this Lease and Tenant so elects to terminate this Lease. In addition to the Option Price, Tenant shall pay all closing costs and expenses in connection with the transfer of the Leased Property to Tenant including but not limited to the following: [a] real property conveyance or transfer fees or deed stamps; [b] title search fees, title insurance commitment fees, and title insurance premiums; [c] survey fees; [d] environmental assessment fees; [e] recording fees; [f] reasonable attorneys' fees of Landlord's counsel;

[g] fees of any escrow agent; and [h] all amounts, costs, expenses, charges, Additional Rent and other items payable by Tenant to Landlord including but not limited to enforcement costs as set forth in Section 8.7.

                 13.3 Fair Market Value. The fair market value (the "Fair Market Value") of the Leased Property shall be determined as follows.

                 13.3.1 The parties shall attempt to determine the Fair Market Value by mutual agreement within 15 days after giving the Purchase Notice. However, if the parties do not agree on the Fair Market Value within such 15 day period, the following provisions shall apply.

                 13.3.2 Landlord and Tenant shall each give the other party notice of the name of an acceptable appraiser 15 days after giving of the Purchase Notice. The two appraisers will then select a third appraiser within an additional 5 days. Each appraiser must demonstrate to the reasonable satisfaction of both Landlord and Tenant that it has significant experience in appraising properties similar to the Leased Property. Within 5 days after designation, each appraiser shall submit a resume to Landlord and Tenant setting forth such appraiser's qualifications including education and experience with similar properties. A notice of objections to the qualifications of any appraiser shall be given within 10 days after receipt of such resume. If a party fails to timely object to the qualifications of an appraiser, then the appraiser shall be conclusively deemed satisfactory. If a party gives a timely notice of objection to the qualifications of an appraiser, then the disqualified appraiser shall be replaced by an appraiser selected by the qualified appraisers or, if all appraisers are disqualified, then by an appraiser selected by a commercial arbitrator acceptable to Landlord and Tenant.

                 13.3.3 The Fair Market Value shall be determined by the appraisers within 60 days thereafter as follows. Each of the appraisers shall be instructed to prepare an appraisal of the Leased Property in accordance with the following instructions:

            The Leased Property is to be valued upon the three conventional approaches to estimate value known as the Income, Sales Comparison and Cost Approaches. Once the approaches are completed, the appraiser correlates the individual approaches into a final value conclusion.

The three approaches to estimate value are summarized as follows:


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

            INCOME APPROACH: This valuation approach recognizes that the value of the operating tangible and intangible asset can be represented by the expected economic viability of the business giving returns on and of the assets and shall use a management fee of 7%.

            SALES COMPARISON APPROACH: This valuation approach is based upon the principal of substitution. When a facility is replaceable in the market, the market approach assumes that value tends to be set at the price of acquiring an equally desirable substitute facility. Since healthcare market conditions change and frequently are subject to regulatory and financing environments, adjustments need to be considered. These adjustments also consider the operating differences such as services and demographics.

            COST APPROACH: This valuation approach estimates the value of the tangible assets only. Value is represented by the market value of the land plus the depreciated reproduction cost of all improvements and equipment.

In general, the Income and Sales Comparison Approaches are considered the best representation of value because they cover both tangibles and intangible assets, consider the operating characteristics of the business and have the most significant influence on attracting potential investors.

The appraised values submitted by the three appraisers shall be ranked from highest value to middle value to lowest value, the appraised value (highest or lowest) which is furthest from the middle appraised value shall be discarded, and the remaining two appraised values shall be averaged to arrive at the Fair Market Value.

                 13.3.4 In the event of any condemnation, similar taking or threat thereof with respect to any part of the Leased Property or any insured or partially insured casualty loss to any part of the Leased Property after Tenant has exercised an Option to Purchase, but before settlement, the Fair Market Value of the Leased Property shall be redetermined as provided in this
Section 13.3 to give effect to such condemnation, taking or loss.

                 13.3.5 Tenant shall pay, or reimburse Landlord for, all costs and expenses in connection with the appraisals.


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

                 13.4 Closing. The purchase of the Leased Property by Tenant shall close on a date agreed to by Landlord and Tenant which shall be not less than 60 days after Landlord's receipt of the Purchase Notice and not more than 60 days after the Fair Market Value of the Leased Property has been determined. At the closing, Tenant shall pay the Option Price and all closing costs in immediately available funds and Landlord shall convey title to the Leased Property to Tenant by a transferable and recordable limited warranty deed and limited warranty bill of sale. The warranties provided for in such documents shall not be limited by any limitations upon Landlord's liability as provided in this Lease. Landlord shall also execute those affidavits reasonably required by the title company for the issuance of an owner's policy of title insurance.

                 13.5 Failure to Close Option. If Tenant for any reason fails to purchase the Leased Property after Tenant has given the Purchase Notice, then Tenant shall pay Landlord all costs and expenses incurred by Landlord as a result of the failure to close including costs of unwinding swap transactions or other interest rate protection devices and preparing for the closing. Tenant shall continue to be obligated as lessee hereunder for the remainder of the Term (including the Extended Term as set forth in Section 12.3).

                 13.6 Failure to Exercise Option to Purchase and Renewal Option. If Tenant for any reason does not exercise its Option to Purchase or Renewal Option in accordance with the terms and conditions of this Lease before the expiration of the then current Term, Tenant shall be deemed to have forfeited its equity contribution and all proprietary and ownership interest in the Leased Property.

                        ARTICLE 14:  NEGATIVE COVENANTS

                 Until Tenant's Obligations shall have been performed in full, Tenant covenants and agrees that Tenant shall not do any of the following without the prior written consent of Landlord which consent shall not be unreasonably withheld:

                 14.1 No Debt. Tenant shall not create, incur, assume, or permit to exist any indebtedness related to the Facility other than [i] trade debt incurred in the ordinary course of Tenant's business; [ii] indebtedness for Facility working capital purposes in an amount not to exceed $150,000.00; [iii] indebtedness relating to the Letter of Credit; [iv] indebtedness that is secured by any Permitted Lien; and [v] unsecured indebtedness that will not cause Tenant to be in violation of Section 15.7.

                 14.2 No Liens. Tenant shall not create, incur, or permit to exist any lien, charge, encumbrance, easement or restriction


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

upon the Leased Property or any lien upon or pledge of any interest in Tenant related to the Facility, except for Permitted Liens.

                 14.3 No Guaranties. Tenant shall not create, incur, assume, or permit to exist any guarantee of any loan or other indebtedness except for the endorsement of negotiable instruments for collection in the ordinary course of business or guarantees that will not cause Tenant to be in violation of Section 15.7.

                 14.4 No Transfer. Tenant shall not sell, lease, sublease, mortgage, convey, assign or otherwise transfer any legal or equitable interest in the Leased Property or any part thereof, except for transfers made in connection with any Permitted Lien and transfers to an Affiliate.

                 14.5 No Dissolution. Tenant or Manager shall not dissolve, liquidate, merge, consolidate or terminate its existence or sell, assign, lease, or otherwise transfer (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) except for mergers, consolidations or other structural changes in Tenant that will not cause Tenant to be in violation of Section 15.7.

                 14.6 No Change in Control. No material change shall occur in the control of Tenant at any time prior to Tenant's initial public offering.

                 14.7 No Investments. Tenant shall not purchase or otherwise acquire, hold, or invest in securities (whether capital stock or instruments evidencing indebtedness) of or make loans or advances to any person, including, without limitation, any Affiliate, or any shareholder, member or partner of Tenant, or any Affiliate, except for cash balances temporarily invested in short-term or money market securities and investments or loans that will not cause Tenant to be in violation of Section 15.7.

                 14.8 Contracts. Tenant shall not execute or modify any material contracts or agreements with respect to the Facility except for contracts and modifications approved by Landlord. Contracts made in the ordinary course of business and in an amount less than $50,000.00 shall not be considered "material" for purposes of this paragraph.

                 14.9 Subordination of Payments to Affiliates. After the occurrence of an Event of Default and until such Event of Default is cured, Tenant shall not make any payments or distributions (including, without limitation, salary, bonuses, fees, principal, interest, dividends, liquidating distributions, management fees, cash flow distributions or lease payments) to any Affiliate, or any shareholder, member or partner of Tenant or any Affiliate.


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

                 14.10 Change of Location or Name. Tenant shall not change any of the following without giving Landlord at least 60 days' advance written notice: [i] the location of the principal place of business or chief executive office of Tenant, or any office where any of Tenant's books and records are maintained; or [ii] the name under which Tenant conducts any of its business or operations.

                       ARTICLE 15:  AFFIRMATIVE COVENANTS

                 15.1 Perform Obligations. Tenant shall perform all of its obligations under this Lease, the Government Authorizations, the Permitted Exceptions, and all Legal Requirements. If applicable, Tenant shall take all necessary action to obtain all Government Authorizations required for the operation of the Facility as soon as possible after the Effective Date.

                 15.2 Proceedings to Enjoin or Prevent Construction. If any proceedings are filed seeking to enjoin or otherwise prevent or declare invalid or unlawful Tenant's construction, occupancy, maintenance, or operation of the Facility or any portion thereof, Tenant will cause such proceedings to be vigorously contested in good faith, and in the event of an adverse ruling or decision, prosecute all allowable appeals therefrom, and will, without limiting the generality of the foregoing, resist the entry or seek the stay of any temporary or permanent injunction that may be entered, and use its best efforts to bring about a favorable and speedy disposition of all such proceedings and any other proceedings.

                 15.3     Documents and Information.

                 15.3.1 Furnish Documents. Tenant shall periodically during the term of the Lease deliver to Landlord the Annual Financial Statements, Periodic Financial Statements and other documents described on Exhibit C within the specified time periods. With each delivery of Annual Financial Statements and Periodic Financial Statements to Landlord, Tenant shall also deliver to Landlord a certificate signed by the Chief Financial Officer of Tenant, an Annual Facility Financial Report or Quarterly Facility Financial Report, as applicable, and a Quarterly Facility Accounts Receivable Aging Report all in the form of Exhibit D. In addition, Tenant shall deliver to Landlord the Annual Facility Financial Report and a Quarterly Facility Accounts Receivable Aging Report (based upon internal financial statements) within 90 days after the end of each fiscal year.

                 15.3.2 Furnish Information. Tenant shall [i] promptly supply Landlord with such information concerning its financial condition, affairs and property, as Landlord may reasonably request from time to time hereafter; [ii] promptly notify Landlord in


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

writing of any condition or event that constitutes a breach or event of default of any term, condition, warranty, representation, or provisions of this Agreement or any other agreement, and of any material adverse change in its financial condition; [iii] maintain a standard and modern system of accounting; [iv] permit Landlord or any of its agent or representatives to have access to and to examine all of its books and records regarding the financial condition of the Facility at any time or times hereafter during business hours and after reasonable written notice; and [v] permit Landlord to copy and make abstracts from any and all of said books and records.

                 15.3.3 Further Assurances and Information. Tenant shall, on request of Landlord from time to time, execute, deliver, and furnish documents as may be necessary to fully consummate the transactions contemplated under this Agreement. Within 15 days after a request from Landlord, Tenant shall provide to Landlord such additional information regarding Tenant, Tenant's financial condition or the Facility as Landlord, or any existing or proposed creditor of Landlord, or any auditor or underwriter of Landlord, may reasonably require from time to time, including, without limitation, a current Tenant's Certificate and Schedule of Financial Information in the form of Exhibit D.

                 15.3.4 Material Communications. Tenant shall transmit to Landlord, within 5 business days after receipt thereof, any material communication affecting a Facility, this Lease, the Legal Requirements or the Government Authorizations, and Tenant will promptly respond to Landlord's inquiry with respect to such information. Tenant shall promptly notify Landlord in writing after Tenant has knowledge of any potential, threatened or existing litigation or proceeding against, or investigation of, Tenant or the Facility that may affect the right to operate the Facility or Landlord's title to the Facility or Tenant's interest therein.

                 15.3.5 Requirements for Financial Statements. Tenant shall meet the following requirements in connection with the preparation of the financial statements: [i] all audited financial statements shall be prepared in accordance with general accepted accounting principles; [ii] all unaudited financial statements shall be prepared in a manner substantially consistent with prior audited and unaudited financial statements submitted to Landlord; [iii] all financial statements shall fairly present the financial condition and performance for the relevant period in all material respects; [iv] the financial statements shall include all notes to the financial statements and a complete schedule of contingent liabilities and transactions with Affiliates; and [v] the audited financial statements shall contain an unqualified opinion, except to the extent such opinion references a change in treatment made in accordance with general accepted accounting principles.


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

                 15.4 Compliance With Laws. Tenant shall comply with all Legal Requirements and keep all Government Authorizations in full force and effect. Tenant shall pay when due all taxes and governmental charges of every kind and nature that are assessed or imposed upon Tenant at any time during the term of the Lease, including, without limitation, all income, franchise, capital stock, property, sales and use, business, intangible, employee withholding, and all taxes and charges relating to Tenant's business and operations. Tenant shall be solely responsible for compliance with all Legal Requirements, including the ADA, and Landlord shall have no responsibility for such compliance.

                 15.5 Broker's Commission. Tenant and Landlord shall indemnify each other from claims of brokers arising by the execution hereof or the consummation of the transactions contemplated hereby and from expenses incurred by Landlord or Tenant in connection with any such claims (including attorneys' fees).

                 15.6 Existence and Change in Control. Tenant shall maintain its existence throughout the term of this Agreement. Any material change in the control of Tenant, directly or indirectly prior to Tenant's initial public offering, shall require Landlord's prior written consent, which consent shall not be unreasonably withheld.

                 15.7 Financial Covenants. The defined terms used in this section are defined in Section 15.7.1. The following financial covenants shall be met throughout the term of this Lease; provided, however, if Tenant fails to meet the covenant contained in Section 15.7.2, such failure shall not be an Event of Default under this Lease provided that Tenant increases the Letter of Credit by an amount that would effectively reduce the Lease Amount (for calculation purposes only) to an amount that would permit Tenant to be in compliance with the covenant. If Tenant increases the Letter of Credit amount, the increase must remain in place until the Coverage Ratio is satisfied by Tenant (without adjustment to the Lease Amount) for 2 consecutive quarters. If Tenant fails to meet the covenant contained in Section 15.7.4, such failure shall not be an Event of Default under this Lease provided that Tenant increases the amount of the Letter of Credit by an amount equal to 2.5% of the Lease Amount. The increase in the Letter of Credit must remain in place until the current ratio is satisfied by Tenant for 2 consecutive quarters.

                 15.7.1   Definitions.

                                  (a)      "Cash Flow" means the net income of
Tenant as reflected on the income statement of Tenant plus [i] the amount of the provision for depreciation and amortization; [ii] the amount of the provision for management fees; plus [iii] the amount of the provision for income taxes; plus [iv] the amount of the provision for Rent payments and interest and lease payments, if any; minus [v] an imputed management fee equal to 5% of revenues (net of contractual allowances); and minus [vi] an imputed replacement reserve of $300.00 per licensed unit at the Facility, per year.

                                  (b)      "Coverage Ratio" is the ratio of [i]
Cash Flow for each applicable period; [ii] to the Rent payments due pursuant to this Lease and all other debt service of Tenant and lease payments relating to the Leased Property for the applicable period.

                                  (c)      "Net Worth" means an amount equal to
the total consolidated fair market value of the tangible assets of the entity (excluding good will and other intangible assets) minus the total consolidated liabilities of such entity.

                 15.7.2 Coverage Ratio. Tenant shall maintain for each fiscal quarter a Coverage Ratio with respect to the Facility of not less than
1.25 to 1.00 for the second full year that the Facility is operational and for each year thereafter. Landlord shall determine the Coverage Ratio based upon the Financial Statements certified by the chief financial officer of Tenant to be accurate and to fairly present the financial condition of the Facility.

                 15.7.3 Shareholders' Equity. Tenant and its consolidated subsidiaries shall maintain combined shareholders' equity and subordinated debt of at least $10,000,000.00.

                 15.7.4 Current Ratio. Tenant and its consolidated subsidiaries shall maintain for each fiscal quarter a ratio of current assets to current liabilities of not less than 1.25 to 1.00 for the second full year that the Facility is operational and for each year thereafter.

                 15.7.5 Minimum Cash Requirement. Tenant shall maintain cash and cash equivalents with at least $500,000.00.

                 15.7.6 Working Capital. Tenant shall maintain available working capital for the Facility in the amount not less than $100,000.00. The available working capital may be included as part of the cash requirement under
Section 15.7.5.

                       ARTICLE 16:  ALTERATIONS, CAPITAL
                            IMPROVEMENTS, AND SIGNS

                 16.1 Prohibition on Alterations and Improvements. Except for Permitted Alterations (as hereinafter defined), Tenant shall not make any structural or nonstructural changes, alterations, additions and/or improvements (hereinafter collectively referred to as "Alterations") to the Leased Property.


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

                 16.2 Approval of Alterations. If Tenant desires to perform any Permitted Alterations, Tenant shall deliver to Landlord plans, specifications, drawings, and such other information as may be reasonably requested by Landlord (collectively the "Plans and Specifications") showing in reasonable detail the scope and nature of the Alterations that Tenant desires to perform. It is the intent of the parties hereto that the level of detail shall be comparable to that which is referred to in the architectural profession as "design development drawings" as opposed to working or biddable drawings. Landlord agrees not to unreasonably delay its review of the Plans and Specifications. Landlord's failure to respond within 60 days of receipt of the Plans and Specifications shall be deemed to constitute Landlord's approval. Within 30 days after receipt of an invoice, Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in reviewing and, if required, approving or disapproving the Plans and Specifications, inspecting the Leased Property, and otherwise monitoring compliance with the terms of this Article
16. Tenant shall comply with the requirements of Section 16.4 in making any Permitted Alterations.

                 16.3 Permitted Alterations. Permitted Alterations means any one of the following: [i] Alterations approved by Landlord; [ii] Alterations required under Section 7.2; [iii] Alterations having a total cost of less than $25,000.00; or [iv] repairs, rebuilding and restoration required or undertaken pursuant to Section 9.4.

                 16.4 Requirements for Permitted Alterations. Tenant shall comply with all of the following requirements in connection with any Permitted
Alterations:

                          (a)     The Permitted Alterations shall be made in
accordance with the approved Plans and Specifications.

                          (b)     The Permitted Alterations and the
installation thereof shall comply with all applicable legal requirements and insurance requirements.

                          (c)     The Permitted Alterations shall be done in a
good and workmanlike manner, shall not impair the value or the structural integrity of the Leased Property, and shall be free and clear of all mechanic's liens.

                          (d)     For any Permitted Alterations having a total
cost of $100,000.00 or more, Tenant shall deliver to Landlord a payment and performance bond, with a surety acceptable to Landlord, in an amount equal to the estimated cost of the Permitted Alterations, guaranteeing the completion of the work free and clear of liens and in accordance with the approved Plans and Specifications, and naming Landlord and any mortgagee of Landlord as joint obligees on such bond.


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

                          (e)     Tenant shall, at Tenant's expense, obtain a
builder's completed value risk policy of insurance insuring against all risks of physical loss, including collapse and transit coverage, in a nonreporting form, covering the total value of the work performed, and equipment, supplies, and materials, and insuring initial occupancy. Landlord and any mortgagee of Landlord shall be additional insureds of such policy. Landlord shall have the right to approve the form and substance of such policy.

                          (f)     Tenant shall pay the premiums required to
increase the amount of the insurance coverages required by Article 4 to reflect the increased value of the Improvements resulting from installation of the Permitted Alterations, and shall deliver to Landlord a certificate evidencing the increase in coverage.

                          (g)     Tenant shall, not later than 60 days after
completion of the Permitted Alterations, deliver to Landlord a revised "as-built" survey of the Leased Property if the Permitted Alterations altered the Land or "foot-print" of the Improvements and an "as-built" set of Plans and Specifications for the Permitted Alterations in form and substance satisfactory to Landlord.

                          (h)     Tenant shall, not later than 30 days after
Landlord sends an invoice, reimburse Landlord for any reasonable costs and expenses, including attorneys' fees and architects' and engineers' fees, incurred in connection with reviewing and approving the Permitted Alterations and ensuring Tenant's compliance with the requirements of this Section. The daily fee for Landlord's consulting engineer is $750.00.

                 16.5 Ownership and Removal of Permitted Alterations. The Permitted Alterations shall become a part of the Leased Property, owned by Landlord, and leased to Tenant subject to the terms and conditions of this Lease. Tenant shall not be required or permitted to remove any Permitted Alterations.

                 16.6 Signs. Tenant may, at its own expense, erect and maintain identification signs at the Leased Property, provided such signs comply with all laws, ordinances, and regulations. Upon the termination or expiration of this Lease, Tenant shall, within 30 days after notice from Landlord, remove the signs and restore the Leased Property to its original condition.

                            ARTICLE 17:  [RESERVED]

                          ARTICLE 18:  ASSIGNMENT AND
                            SALE OF LEASED PROPERTY

                 18.1 Prohibition on Assignment and Subletting. Tenant acknowledges that Landlord has entered into this Lease in reliance on the personal services and business expertise of Tenant. Tenant


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

may not assign, sublet, mortgage, hypothecate, pledge, or transfer any interest in this Lease, or in the Leased Property, in whole or in part, except to an Affiliate of Tenant without the prior written consent of Landlord, which Landlord may withhold in its sole and absolute discretion to the extent permitted by law. The following transactions will be deemed an assignment or sublease requiring Landlord's prior written consent: [i] an assignment by operation of law; [ii] an imposition (whether or not consensual) of a lien, mortgage, or encumbrance upon Tenant's interest in the Lease; [iii] an arrangement (including but not limited to, management agreements, concessions, licenses, and easements) which allows the use or occupancy of all or part of the Leased Property by anyone other than Tenant; and [iv] a material change in control of Tenant prior to Tenant's initial public offering. Landlord's consent to any assignment or sublease will not release Tenant (or any guarantor) from its payment and performance obligations under this Lease, but rather Tenant, any guarantor, and Tenant's assignee or sublessee will be jointly and severally liable for such payment and performance. An assignment or sublease without the prior written consent of Landlord will be void at the Landlord's option. Landlord's consent to one assignment or sublease will not waive the requirement of its consent to any subsequent assignment or sublease.

                 18.2 Requests for Landlord's Consent to Assignment, Sublease or Management Agreement. If Tenant requests Landlord's consent to a specific assignment, sublease, or management agreement, Tenant shall give Landlord [i] the name and address of the proposed assignee, subtenant or manager; [ii] a copy of the proposed assignment, sublease or management agreement; [iii] reasonably satisfactory information about the nature, business and business history of the proposed assignee, subtenant, or manager and its proposed use of the Leased Property; and [iv] banking, financial, and other credit information, and references about the proposed assignee, subtenant or manager sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee, subtenant or manager. Any assignment, sublease or management agreement shall contain provisions to the effect that [a] such assignment, sublease or management agreement is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Landlord; [b] such assignment, sublease or management agreement may not be modified without the prior written consent of Landlord not to be unreasonably withheld or delayed; [c] if this Lease shall terminate before the expiration of such assignment, sublease or management agreement, the assignee, subtenant or manager thereunder will, at Landlord's option, attorn to Landlord and waive any right the assignee, subtenant or manager may have to terminate the assignment, sublease or management agreement or surrender possession thereunder as a result of the termination of this Lease; and [d] if the assignee, subtenant or manager receives a written


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

notice from Landlord stating that Tenant is in default under this Lease, the assignee, subtenant or manager shall thereafter pay all rentals or payments under the assignment, sublease or management agreement directly to Landlord until such default has been cured. Tenant hereby collaterally assigns to Landlord, as security for the performance of its obligations hereunder, all of Tenant's right, title, and interest in and to any assignment, sublease or management agreement now or hereafter existing for all or part of the Leased Property. Tenant shall, at the request of Landlord, execute such other instruments or documents as Landlord may request to evidence this collateral assignment. If Landlord, in its sole and absolute discretion, consents to such assignment, sublease, or management agreement, such consent shall not be effective until [i] a fully executed copy of the instrument of assignment, sublease or management agreement has been delivered to Landlord; [ii] in the case of an assignment, Landlord has received a written instrument in which the assignee has assumed and agreed to perform all of Tenant's obligations under the Lease; and [iii] Tenant has paid to Landlord a fee in the amount of $2,500.00; and [iv] Landlord has received reimbursement from Tenant or the assignee for all reasonable attorneys' fees and expenses and all other reasonable out-of-pocket expenses incurred in connection with determining whether to give its consent, giving its consent and all matters relating to the assignment.

                 18.3 Agreements with Residents. Notwithstanding Section 18.1, Tenant may enter into an occupancy agreement with residents of the Leased Property without the prior written consent of Landlord provided that [i] the agreement does not provide for lifecare services; [ii] Tenant may not collect rent for more than two months in advance; and [iii] all residents of the Leased Property are accurately shown in Tenant's accounting records.

                 18.4 Sale of Leased Property. If Landlord or any subsequent owner of the Leased Property sells the Leased Property, its liability for the performance of its agreements in this Lease will end on the date of the sale of the Leased Property, and Tenant will look solely to the purchaser for the performance of those agreements. For purposes of this Section, any holder of a mortgage or security agreement which affects the Leased Property at any time, and any landlord under any lease to which this Lease is subordinate at any time, will be a subsequent owner of the Leased Property when it succeeds to the interest of Landlord or any subsequent owner of the Leased Property.

                 18.5 Assignment by Landlord. Landlord may transfer, assign, mortgage, collaterally assign, or otherwise dispose of Landlord's interest in this Lease or the Leased Property.


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

                      ARTICLE 19:  HOLDOVER AND SURRENDER

                 19.1 Holding Over. Should Tenant, with or without the express or implied consent of Landlord, continue to hold and occupy the Leased Property after the expiration of the Term, such holding over beyond the Term and the acceptance or collection of Rent by the Landlord shall operate and be construed as creating a tenancy from month-to-month and not for any other term whatsoever. Said month-to-month tenancy may be terminated by Landlord by giving Tenant 10 days written notice, and at any time thereafter Landlord may re-enter and take possession of the Leased Property.

                 19.2 Surrender. Except for [i] Permitted Alterations; [ii] normal and reasonable wear and tear (subject to the obligation of Tenant to maintain the Leased Property in good order and repair during the Term); and [iii] damage and destruction not required to be repaired by Tenant, Tenant shall surrender and deliver up the Leased Property at the expiration or termination of the Term in as good order and condition as of the Commencement Date.

                         ARTICLE 20:  LETTER OF CREDIT

                 20.1 Terms of Letter of Credit. As security for the performance of its obligations hereunder, Tenant shall provide Landlord with the Letter of Credit at the Closing. Tenant shall maintain the Letter of Credit in favor of Landlord until Tenant's Obligations are performed in full. The Letter of Credit shall permit partial draws and shall permit drawing upon presentation of a draft drawn on the issuer and a certificate signed by Landlord stating that an Event of Default has occurred under this Lease. The Letter of Credit shall be for an initial term of one year and shall be automatically renewed annually for successive terms of at least one year unless Landlord receives notice from the Issuer, by certified mail, at least 60 days prior to the expiry date then in effect that the Letter of Credit will not be extended for an additional one-year period.

                 20.2 Replacement Letter of Credit. Tenant shall provide a replacement Letter of Credit which satisfies the requirements of Section 20.1 from an Issuer acceptable to Landlord within 30 days after the occurrence of any of the following: [i] Landlord's receipt of notice from the Issuer that the Letter of Credit will not be extended for an additional one-year period; [ii] Landlord gives notice to Tenant that the Lace Financial Service Rating of the Issuer is less than a "C+"; or [iii] Landlord gives notice to Tenant of the admission by Issuer in writing of its inability to pay its debts generally as they become due, or Issuer's filing of a petition in bankruptcy or petitions to take advantage of any insolvency act, making an assignment for the benefit of its creditors, consenting to the appointment of a receiver of itself or of the whole or any substantial part of its property, or filing a


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

petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof. Tenant's failure to comply with the requirements of this Section shall be an immediate Event of Default without any notice (other than as provided for in the section), cure or grace period.

                 20.3 Draws. Landlord may draw under the Letter of Credit upon the occurrence of an Event of Default hereunder. Any such draw shall not cure an Event of Default. Landlord shall have the right, but not the obligation, to apply all or any portion of the proceeds from the Letter of Credit to pay all or any portion of [i] all Rent and other charges and expenses payable by Tenant under this Lease; plus [ii] all expenses and costs incurred by Landlord in enforcing or preserving Landlord's rights under this Lease or any security for the Lease, including without limitation, [a] the fees, expenses, and costs of any litigation, receivership, administrative, bankruptcy, insolvency, or other similar proceeding; [b] attorney, paralegal, consulting and witness fees and disbursements; and [c] the expenses, including without limitation, lodging, meals and transportation of Landlord and its employees, agents, attorneys, and witnesses in preparing for litigation, administrative, bankruptcy, insolvency, or similar proceedings and attendance at hearings, depositions, and trials in connection therewith.

                 With respect to any portion of the Letter of Credit proceeds that is not applied to payment of Tenant's Obligations, Landlord shall have the option to either [i] deposit the proceeds into an interest-bearing account with a financial institution chosen by Landlord ("LC Account"); or [ii] require Tenant to obtain a replacement Letter of Credit satisfactory to Landlord, with the Letter of Credit proceeds made available to Tenant to secure Tenant's reimbursement obligation for the Letter of Credit. All interest accruing on the LC Account shall be paid to Landlord and may, from time to time, be withdrawn from the LC Account by Landlord. At any time and from time to time until Tenant's Obligations are performed in full, Landlord may apply all or any portion of the funds held in the LC Account to payment of all or any portion of Tenant's Obligations. Within 10 days after any such payment from the LC Account, Landlord shall give written notice to Tenant describing the amount of such payment and how it was applied to Tenant's Obligations.

                 Upon the occurrence of either [i] Landlord's receipt of a replacement Letter of Credit that satisfies the requirements of Section 20.1 and is issued by an Issuer acceptable to Landlord; or [ii] the date on which all of Tenant's Obligations are performed in full, Landlord shall pay the principal balance of the LC Account (but not any accrued interest) to Tenant.


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

                 20.4 Partial Draws. Upon the occurrence of a monetary Event of Default under this Lease, Landlord may, at its option, make a partial draw on the Letter of Credit in an amount not to exceed the amount of Tenant's monetary obligations under this Lease then past due. If Landlord then applies the proceeds from such partial draw on the Letter of Credit to payment of all or any portion of Tenant's monetary obligations then past due, Tenant shall, within 10 days after notice from Landlord of such partial draw and payment, cause the amount of the Letter of Credit to be reinstated to the amount in effect prior to such partial draw. Tenant's failure to comply with the requirements of this section shall be an immediate Event of Default under the Loan Documents without any notice (other than as provided for in this section), cure or grace period. Landlord's rights under this Section 20.4 are in addition to, and not in limitation of, Landlord's rights under Section 20.3.

                 20.5 Substitute Letter of Credit. Tenant may, from time to time, deliver to Landlord a substitute Letter of Credit meeting the requirements of this Agreement and issued by an Issuer acceptable to Landlord. Upon Landlord's approval of the substitute Letter of Credit, Landlord shall release the previous Letter of Credit to the Tenant.

                 20.6 Reduction in Letter of Credit Amount. The amount of the Letter of Credit may be reduced by Tenant from 5% of the Lease Amount to 2.5% of the Lease Amount after the Coverage Ratio equals or exceeds 1.35 to 1 for 4 consecutive quarters.

                  ARTICLE 21:  QUIET ENJOYMENT, SUBORDINATION,
                      ATTORNMENT AND ESTOPPEL CERTIFICATES

                 21.1 Quiet Enjoyment. So long as Tenant performs all of its obligations under this Lease, Tenant's possession of the Leased Property will not be disturbed by Landlord.

                 21.2 Subordination. Subject to the terms and conditions of this section, this Lease and Tenant's rights under this Lease are subordinate to any ground lease or underlying lease, first mortgage, first deed of trust, or other first lien against the Leased Property, together with any renewal, consolidation, extension, modification or replacement thereof, which now or at any subsequent time affects the Leased Property or any interest of Landlord in the Leased Property, except to the extent that any such instrument expressly provides that this Lease is superior. The foregoing subordination provision is expressly conditioned upon any lessor or mortgagee being obligated and bound to recognize Tenant as the tenant under this Lease, and such lessor or mortgagee shall have no right to disturb Tenant's possession, use and occupancy of the Leased Property or Tenant's enjoyment of its rights under this Lease unless and until an Event of Default occurs hereunder. Any


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

foreclosure action or proceeding by any mortgagee with respect to the Leased Property shall not affect Tenant's rights under this Lease and shall not terminate this Lease unless and until an Event of Default occurs hereunder.
The foregoing provisions will be self-operative, and no further instrument will be required in order to effect them. However, Tenant shall execute, acknowledge and deliver to Landlord, at any time and from time to time upon demand by Landlord, such documents as may be requested by Landlord or any mortgagee or any holder of any mortgage or other instrument described in this Section, to confirm or effect any such subordination, provided that any such document shall include a non-disturbance provision as set forth in this section satisfactory to Tenant. Any mortgagee of the Leased Property shall be deemed to be bound by the non-disturbance provision set forth in this section. If Tenant fails or refuses to execute, acknowledge, and deliver any such document within 20 days after written demand, Landlord may execute acknowledge and deliver any such document on behalf of Tenant as Tenant's attorney-in-fact. Tenant hereby constitutes and irrevocably appoints Landlord, its successors and assigns, as Tenant's attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any documents described in this Section. This power of attorney is coupled with an interest and is irrevocable.

                 21.3 Attornment. If any holder of any mortgage, indenture, deed of trust, or other similar instrument described in Section 21.2 succeeds to Landlord's interest in the Leased Property, Tenant will pay to such holder all Rent subsequently payable under this Lease. Tenant shall, upon request of anyone succeeding to the interest of Landlord, automatically become the tenant of, and attorn to, such successor in interest without changing this Lease. The successor in interest will not be bound by [i] any payment of Rent for more than one month in advance; [ii] any amendment or modification of this Lease thereafter made without its consent as provided in this Lease provided that Tenant has knowledge that Landlord's interest has been transferred and that such successor in interest's consent is required; [iii] any claim against Landlord arising prior to the date on which the successor succeeded to Landlord's interest; or [iv] any claim or offset of Rent against the Landlord. Upon request by Landlord or such successor in interest and without cost to Landlord or such successor in interest, Tenant will execute, acknowledge and deliver an instrument or instruments confirming the attornment. If Tenant fails or refuses to execute, acknowledge, and deliver any such instrument within 20 days after written demand, then Landlord or such successor in interest will be entitled to execute, acknowledge, and deliver any document on behalf of Tenant as Tenant's attorney-in-fact. Tenant hereby constitutes and irrevocably appoints Landlord, its successors and assigns, as Tenant's attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any such document. This power of attorney is coupled with an interest and is irrevocable.


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


                 21.4 Estoppel Certificates. At the request of Landlord or any mortgagee or purchaser of the Leased Property, Tenant shall execute, acknowledge, and deliver an estoppel certificate, in recordable form, in favor of Landlord or any mortgagee or purchaser of the Leased Property certifying the following: [i] that the Lease is unmodified and in full force and effect, or if there have been modifications that the same is in full force and effect as modified and stating the modifications; [ii] the date to which Rent and other charges have been paid; [iii] whether Tenant or Landlord is in default or whether there is any fact or condition which, with notice or lapse of time, or both, would constitute a default, and specifying any existing default, if any; [iv] that Tenant has accepted and occupies the Leased Property; [v] that Tenant has no defenses, set-offs, deductions, credits, or counterclaims against Landlord, if that be the case, or specifying such that exist; and [vi] such other information as may reasonably be requested by Landlord or any mortgagee or purchaser. Any purchaser or mortgagee may rely on this estoppel certificate. If Tenant fails to deliver the estoppel certificates to Landlord within 10 days after the request of the Landlord, then Tenant shall be deemed to have certified that [a] the Lease is in full force and effect and has not been modified, or that the Lease has been modified as set forth in the certificate delivered to Tenant; [b] Tenant has not prepaid any Rent or other charges except for the current month; [c] Tenant has accepted and occupies the Leased Property; [d] to Tenant's knowledge, neither Tenant nor Landlord is in default nor is there any fact or condition which, with notice or lapse of time, or both, would constitute a default; and [e] to Tenant's knowledge, Tenant has no defenses, set-offs, deductions, credits, or counterclaims against Landlord. Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact to execute, acknowledge, and deliver on Tenant's behalf any estoppel certificate to which Tenant does not object within the time period specified in Landlord's transmittal of the certificate to Tenant which time period cannot be less than 10 days. This power of attorney is coupled with an interest and is irrevocable.

                  ARTICLE 22:  REPRESENTATIONS AND WARRANTIES

                 Tenant hereby makes the following representations and warranties, as of the Effective Date, to Landlord and acknowledges that Landlord is granting the Lease in reliance upon such representations and warranties. Tenant's representations and warranties shall survive the Closing and, except to the extent made as of a specific date, shall continue in full force and effect until Tenant's Obligations have been performed in full.

                 22.1 Organization and Good Standing. Tenant is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in and is in good standing under the laws of the State.


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


                 22.2 Power and Authority. Tenant has the power and authority to execute, deliver and perform this Lease. Tenant has taken all requisite action necessary to authorize the execution, delivery and performance of Tenant's obligations under this Lease.

                 22.3 Enforceability. This Lease constitutes a legal, valid, and binding obligation of Tenant enforceable in accordance with its terms.

                 22.4 Government Authorizations. The Facility is in compliance with all Legal Requirements. Exhibit E attached hereto contains a complete list of all Government Authorizations required for the operation of the Facility as of the Effective Date. All Government Authorizations are in full force and effect. Tenant holds all Government Authorizations necessary for the operation of the Facility as an adult congregate living facility.

                 22.5 Financial Statements. Tenant has furnished Landlord with true, correct, and complete copies of the Financial Statements. The Financial Statements fairly present the financial position of Tenant as of the respective dates and the results of operations for the periods then ended in conformance with generally accepted accounting principles applied on a basis consistent with prior periods. The Financial Statements and other information furnished to Landlord are true, complete and correct and, as of the Effective Date, no material adverse change has occurred since the furnishing of such statements and information. As of the Effective Date, the Financial Statements and other information do not contain any untrue statement or omission of a material fact and are not misleading in any material respect. Tenant is solvent, and no bankruptcy, insolvency, or similar proceeding is pending or contemplated by or, to the knowledge of Tenant, against Tenant.
Notwithstanding anything to the contrary set forth in this Lease, Landlord hereby acknowledges that Tenant has advised Landlord that Tenant intends to write off approximately $600,000 in capitalized pre-opening costs on its 1995 Financial Statements and intends to net capitalized costs of approximately $1,000,000.00 relating to Tenant's May, 1995 financing transaction against its shareholders' equity account (resulting in a reduction of paid in capital and elimination of these capitalized costs from Tenant's assets) even though preliminary financial information and Financial Statements delivered to Landlord reflected a different treatment for such costs, and Landlord has agreed that such different treatment is acceptable to Landlord and not a default hereunder.

                 22.6 Condition of Facility. To the best of Tenant's knowledge, all of the mechanical and electrical systems, heating and air-conditioning systems, plumbing, water and sewer systems, and all other items of mechanical equipment or appliances are in good working order, condition and repair, are of sufficient size and capacity to service the Facility as presently operated, and conform with all applicable ordinances and regulations, and with all building, zoning, fire, safety, and other codes, laws and orders. The Improvements, including the roof and foundation, are structurally sound and free from leaks and other defects.

                 22.7 Compliance with Laws. To the best of Tenant's knowledge, there is no violation of, or noncompliance with, [i] any laws, orders, rules or regulations, ordinances or codes of any kind or nature whatsoever relating to the Facility or the ownership or operation thereof (including without limitation, building, fire, health, occupational safety and health, zoning and land use, planning and environmental laws, orders, rules and regulations); [ii] any covenants, conditions, restrictions or agreements affecting or relating to the ownership, use or occupancy of the Facility; or [iii] any order, writ, regulation or decree relating to any matter referred to in [i] or [ii] above.

                 22.8 No Litigation. As of the Effective Date and except as disclosed on Exhibit F, [i] there are no actions or suits, or any proceedings or investigations by any governmental agency or regulatory body pending against Tenant or the Facility; [ii] Tenant has not received notice of any threatened actions, suits, proceedings or investigations against Tenant or the Facility at law or in equity, or before any governmental board, agency or authority which, if determined adversely to Tenant, would materially and adversely affect the Facility or title to the Facility (or any part thereof), the right to operate the Facility as presently operated, or the financial condition of Tenant; [iii] there are no unsatisfied or outstanding judgments against Tenant or the Facility; [iv] there is no labor dispute materially and adversely affecting the operation or business conducted by Tenant or the Facility; and [v] Tenant has not been notified in writing of any facts or circumstances which might reasonably form the basis for any such action, suit, or proceeding.

                 22.9 Consents. The execution, delivery and performance of this Lease will not require any consent, approval, authorization, order, or declaration of, or any filing or registration with, any court, any federal, state, or local governmental or regulatory authority, or any other person or entity, the absence of which would materially impair the ability of Tenant to operate the Facility as presently operated except for the post-acquisition filing for licensure of the Facility.

                 22.10 No Violation. The execution, delivery and performance of this Lease [i] do not and will not conflict with, and do not and will not result in a breach of the Articles of Incorporation or Bylaws of Tenant; [ii] do not and will not conflict with, and do not and will not result in a breach of, and do not and will not constitute a default under (or an event which, with or without notice or lapse of time, or both, would constitute


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

a default under), any of the terms, conditions or provisions of any agreement or other instrument or obligation to which Tenant is a party or by which its assets are bound; and [iii] do not and will not violate any order, writ, injunction, decree, statute, rule or regulation applicable to Tenant or the Facility.

                 22.11 Reports and Statements. All reports, statements, certificates and other data furnished by or on behalf of Tenant to Landlord in connection with this Lease, and all representations and warranties made herein or in any certificate or other instrument delivered in connection herewith and therewith, are true and correct in all material respects and do not omit to state any material fact or circumstance necessary to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading as of the date of such report, statement, certificate or other data. The copies of all agreements and instruments submitted to Landlord, including, without limitation, all agreements relating to management of the Facility, the Letter of Credit, and Tenant's working capital are true, correct and complete copies and include all amendments and modifications of such agreements.

                 22.12 ERISA. All plans (as defined in Section 4021(a) of the Employee Retirement Income Security Act of 1974, as amended or supplemented from time to time ("ERISA")) for which Tenant is an "employer" or a "substantial employer" (as defined in Section Section 3(5) and 4001(a)(2) of ERISA, respectively) are in compliance with ERISA and the regulations and published interpretations thereunder. To the extent Tenant maintains a qualified defined benefit pension plan: [i] there exists no accumulated funding deficiency; [ii] no reportable event and no prohibited transaction has occurred; [iii] no lien has been filed or threatened to be filed by the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA; and [iv] Tenant has not been deemed to be a substantial employer.

                 22.13 Chief Executive Office. Tenant maintains its chief executive office and its books and records at the address set forth in the introductory paragraph of this agreement. Tenant does not conduct any of its business or operations other than at its chief executive office, at the Facility and the following locations: Palmer Club - Sarasota, Florida; Clare Bridge of Bradenton - Bradenton, Florida; Hamilton House - Ann Arbor, Michigan; Hamilton House II - Farmington Hills, Michigan; Hamilton House - Lansing, Michigan; Stonefield - Madison, Wisconsin; Clare Bridge - Brookfield, Wisconsin; Wynfield - Madison, Wisconsin; Wynwood - Brookfield, Wisconsin; Hamilton House - Farmington Hills, Michigan; Northhampton Manor - Richboro, Pennsylvania; Hamilton House - Utica, Michigan; and Naperville, Illinois.


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

                 22.14 Other Name or Entities. Tenant has not, since the incorporation of Tenant, [i] changed its name, [ii] used any name other than the name stated at the beginning of this agreement, or other than names under which Tenant's facilities do business, such as the name of the Facility, or [iii] merged or consolidated with, or acquired any of the assets of, any corporation or other business, other than acquisitions of operating facilities.

                 22.15 Parties in Possession. Except as disclosed on Exhibit B, there are no parties in possession of any Leased Property or any portion thereof as managers, lessees, tenants at sufferance, or trespassers.

                 22.16 Access. Access to the Land is directly from a dedicated public right-of-way without any easement. To the knowledge of Tenant, there is no fact or condition which would result in the termination or reduction of the current access to and from the Land to such right-of-way.

                 22.17 Utilities. There are available at the Land gas, municipal water, and sanitary sewer lines, storm sewers, electrical and telephone services in operating condition which are adequate for the operation of the Facility at a reasonable cost. The Land has direct access to utility lines located in a dedicated public right-of-way without any easement. As of the Effective Date, there is no pending or, to the knowledge of Tenant, threatened governmental or third party proceeding which would impair or result in the termination of such utility availability.

                 22.18 Condemnation and Assessments. As of the Effective Date, Tenant has not received notice of, and there are no pending or, to the best of Tenant's knowledge, threatened, condemnation, assessment or similar proceedings affecting or relating to the Facility, or any portion thereof, or any utilities, sewers, roadways or other public improvements serving the Facility.

                 22.19 Zoning. As of the Effective Date, [i] the use and operation of the Facility as an adult congregate living facility is a permitted use under the applicable zoning code; [ii] except as disclosed on Exhibit E hereto, no special use permits, conditional use permits, variances, or exceptions have been granted or are needed for such use of the Facility; [iii] the Land is not located in any special districts such as historical districts or overlay districts; and [iv] the Facility has been constructed in accordance with and complies with all applicable zoning laws, including but not limited to, dimensional, parking, setback, screening, landscaping, sign and curb cut requirements.

                 22.20 Pro Forma Statement. Tenant has delivered to Landlord a true, correct and complete copy of the Pro Forma Statement. Subject to the matter referenced in Section 22.5, the Pro


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

Forma Statement shows Tenant's reasonable expectation of the results of Facility operations for the next 5 year period.

                 22.21 Environmental Matters. During the period of Tenant's ownership of the Leased Property, if any, and based on the environmental audit provided to Landlord by Tenant, for the period Tenant did not own the Leased Property, [i] the Leased Property is in compliance with all Environmental Laws; [ii] there were no releases of Hazardous Materials on, from, or under the Leased Property, except in compliance with all Environmental Laws; [iii] no Hazardous Materials have been, are or will be used, generated, stored, or disposed of on the Leased Property, except in compliance with all Environmental Laws; [iv] no permit is or has been required to be obtained by Tenant from the Environmental Protection Agency or any similar agency or department of any state or local government for the use or maintenance of any Improvements; and [v] no summons, citation or inquiry has been made by any such environmental unit, body or agency or a third party demanding any right of recovery for payment or reimbursement for costs incurred under CERCLA or any other Environmental Laws and the Land is not subject to the lien of any such agency. "Disposal" and "release" shall have the meanings set forth in CERCLA. To the best of Tenant's knowledge, all underground storage tanks located on the Leased Property, if any, have been removed in accordance with all applicable federal, state and local laws and regulations and all necessary closure reports have been filed with the appropriate governmental agencies.

                 22.22 Leases and Contracts. As of the Effective Date and except as disclosed on Exhibit G, there are no leases or contracts (including but not limited to, insurance contracts, maintenance contracts, construction contracts, employee benefit plans, employment contracts, equipment leases, security agreements, architect agreements, and management contracts) to which Tenant is a party relating to any part of the ownership, operation, possession, construction, management or administration of the Land or the Facility.

                 22.23 No Default. As of the Effective Date, [i] there is no existing Event of Default under this Lease; and [ii] no event has occurred which, with the giving of notice or the passage of time, or both, would constitute or result in such an Event of Default.

                             ARTICLE 23: [RESERVED]

                         ARTICLE 24:  SECURITY INTEREST

                 24.1 Collateral. Tenant hereby grants to Landlord a security interest in the following described property, whether now owned or hereafter acquired by Tenant (the "Collateral"), to secure the payment and performance of Tenant's obligations under this Lease:

                          (a)     All machinery, furniture, equipment, trade
fixtures, appliances, inventory and all other goods (as "equipment," "inventory" and "goods" are defined for purposes of Article 9 ("Article 9") of the Uniform Commercial Code as adopted in the State) now or hereafter located in or on or used or usable in connection with the Land, Improvements, or Fixtures and replacements, additions, and accessions thereto, including without limitation those items which are to become fixtures or which are building supplies and materials to be incorporated into an Improvement or Fixture.

                          (b)     All accounts, contract rights, general
intangibles, instruments, documents, and chattel paper [as "accounts", "contract rights", "general intangibles", "instruments", "documents", and "chattel paper", are defined for purposes of Article 9] now or hereafter arising in connection with the business located in or on or used or usable in connection with the Land, Improvements, or Fixtures, and replacements, additions, and accessions thereto.

                          (c)     All franchises, permits, licenses, operating
rights, certifications, approvals, consents, authorizations and other general intangibles regarding the use, occupancy or operation of the Improvements, or any part thereof, including without limitation, certificates of need, state health care facility licenses, and Medicare and Medicaid provider agreements, to the extent permitted by law.

                          (d)     Unless expressly prohibited by the terms
thereof, all contracts, agreements, contract rights and materials relating to the design, construction or operation of the Improvements, including but not limited to, plans, specifications, drawings, blueprints, models, mock-ups, brochures, flyers, advertising and promotional materials and mailing lists.

                          (e)     All ledger sheets, files, records, computer
programs, tapes, other electronic data processing materials, and other documentation relating to the preceding listed property or otherwise used or usable in connection with the Land and Improvements.


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

                          (f)     The products and proceeds of the preceding
listed property, including without limitation cash and non-cash proceeds, proceeds of proceeds, and insurance proceeds.

                 24.2 Additional Documents. At the request of Landlord, Tenant shall execute additional security agreements, financing statements, and such other documents as may be requested by Landlord to maintain and perfect such security interest. Tenant hereby irrevocably appoints Landlord, its successors and assigns, as Tenant's attorney-in-fact to execute, acknowledge, deliver and file such documents on behalf of Tenant. This power of attorney is coupled with an interest and is irrevocable.

                 24.3 Notice of Sale. With respect to any sale or other disposition of any of the Collateral after the occurrence of an Event of Default, Landlord and Tenant agree that the giving of 5 days notice by Landlord, sent by overnight delivery, postage prepaid, to Tenant's notice address designating the time and place of any public sale or the time after which any private sale or other intended disposition of such Collateral is to be made, shall be deemed to be reasonable notice thereof and Tenant waives any other notice with respect thereto.

                           ARTICLE 25:  MISCELLANEOUS

                 25.1 Notices. Landlord and Tenant hereby agree that all notices, demands, requests, and consents (hereinafter "notices") required to be given pursuant to the terms of this Lease shall be in writing, shall be addressed to the addresses set forth in the introductory paragraph of this Lease, and shall be served by [i] personal delivery; [ii] certified mail, return receipt requested, postage prepaid; or [iii] nationally recognized overnight courier. All notices shall be deemed to be given upon the earlier of actual receipt or 3 days after mailing, or one business day after deposit with the overnight courier. Any notices meeting the requirements of this Section shall be effective, regardless of whether or not actually received. Landlord or Tenant may change its notice address at any time by giving the other party notice of such change.

                 25.2 Advertisement of Leased Property. In the event the parties hereto have not executed a renewal Lease within 120 days prior to the expiration of this Lease, or Tenant has not exercised its Option to Purchase, then Landlord or its agent shall have the right to enter the Leased Property at all reasonable times for the purpose of exhibiting the Leased Property to others and to place upon the Leased Property for and during the period commencing 120 days prior to the expiration of this Lease, "for sale" or "for rent" notices or signs.

                 25.3 Entire Agreement. This Lease contains the entire agreement between Landlord and Tenant with respect to the subject matter hereof. No representations, warranties, and agreements have been made by Landlord except as set forth in this Lease.

                 25.4 Severability. If any term or provision of this Lease is held or deemed by Landlord to be invalid or unenforceable, such holding shall not affect the remainder of this Lease and the same shall remain in full force and effect, unless such holding substantially deprives Tenant of the use of the Leased Property or Landlord of the rents herein reserved, in which event this Lease shall forthwith terminate as if by expiration of the Term.

                 25.5 Captions and Headings. The captions and headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.


                 25.6 Governing Law. This Lease shall be construed under the laws of the State.

                 25.7 Memorandum of Lease. Tenant shall not record this Lease. Tenant may, however, record a memorandum of lease approved by Landlord.

                 25.8 Waiver. No waiver by Landlord of any condition or covenant herein contained, or of any breach of any such condition or covenant, shall be held or taken to be a waiver of any subsequent breach of such covenant or condition, or to permit or excuse its continuance or any future breach thereof or of any condition or covenant, nor shall the acceptance of Rent by Landlord at any time when Tenant is in default in the performance or observance of any condition or covenant herein be construed as a waiver of such default, or of Landlord's right to terminate this Lease or exercise any other remedy granted herein on account of such existing default.

                 25.9 Binding Effect. This Lease will be binding upon and inure to the benefit of the heirs, successors, personal representatives, and permitted assigns of Landlord and Tenant.

                 25.10 Power of Attorney. Effective upon [i] the occurrence and during the continuance of an Event of Default or upon, [ii] termination of the Lease without Tenant exercising its Option to Purchase, Tenant hereby irrevocably and unconditionally appoints Landlord, or Landlord's authorized officer, agent, employee or designee, as Tenant's true and lawful attorney-in-fact, to act for Tenant in Tenant's name, place, and stead, to execute, deliver and file all applications and any and all other necessary documents or things to effect the issuance, transfer, reinstatement, renewal and/or extension of any and all Governmental

Authorizations issued to Tenant or applied for by Tenant in connection with Tenant's operation of the Facility, to permit any transferee to operate the Facility under the Governmental Authorizations, and to do any and all other acts incidental to any of the foregoing. Tenant irrevocably and unconditionally grants to Landlord as its attorney-in-fact full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as Tenant might or could do if personally present or acting, with full power of substitution, hereby ratifying and confirming all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and is irrevocable prior to the full performance of Tenant's Obligations. Except in the case of an emergency, Landlord shall give Tenant 3 business days prior written notice before acting on behalf of Tenant pursuant to this power of attorney.

                 25.11 No Offer. Landlord's submission of this Lease to Tenant is not an offer to lease the Leased Property, or an agreement by Landlord to reserve the Leased Property for Tenant. Landlord will not be bound to Tenant until Tenant has duly executed and delivered duplicate original leases to Landlord, and Landlord has duly executed and delivered one of these duplicate original leases to Tenant.

                 25.12 Modification. This Lease may only be modified by a writing signed by both Landlord and Tenant. All references to this Lease, whether in this Lease or in any other document or instrument, shall be deemed to incorporate all amendments, modifications and renewals of this Lease, made after the date hereof. If Tenant requests Landlord's consent to any change in ownership, merger or consolidation of Tenant or Guarantor, any assumption of the Lease, or any modification of the Lease, Tenant shall provide Landlord all relevant information and documents sufficient to enable Landlord to evaluate the request. In connection with any such request, Tenant shall pay to Landlord a fee in the amount of $2,500.00 and shall pay all of Landlord's reasonable attorney's fees and expenses and other reasonable out-of-pocket expenses incurred in connection with Landlord's evaluation of Tenant's request, the preparation of any documents and amendments, the subsequent amendment of any documents between Landlord and its collateral pool lenders (if applicable), and all related matters.

                 25.13 Lender's Modification. Tenant acknowledges that Landlord may mortgage the Leased Property or use the Leased Property as collateral for a collateralized mortgage obligations or Real Estate Mortgage Investment Companies (REMICS). If any mortgage lender of Landlord desires any modification of this Lease, Tenant agrees to consider such modification in good faith and to execute an amendment of this Lease if Tenant finds such modification acceptable in Tenant's reasonable discretion provided such modification does not materially diminish Tenant's rights under the Lease.

                 25.14 No Merger. The surrender of this Lease by Tenant or the cancellation of this Lease by agreement of Tenant and Landlord or the termination of this Lease on account of Tenant's default will not work a merger, and will, at Landlord's option, terminate any subleases or operate as an assignment to Landlord of any subleases. Landlord's option under this paragraph will be exercised by notice to Tenant and all known subtenants of the Leased Property.

                 25.15 Laches. No delay or omission by either party hereto to exercise any right or power accruing upon any noncompliance or default by the other party with respect to any of the terms hereof shall impair any such right or power or be construed to be a waiver thereof.

                 25.16 Limitation on Tenant's Recourse. Tenant's sole recourse against Landlord, and any successor to the interest of Landlord in the Leased Property, is to the interest of Landlord, and any such successor, in the Leased Property. Tenant will not have any right to satisfy any judgment which it may have against the Landlord, or any such successor, from any other assets of Landlord, or any such successor. In this Section, the terms "Landlord" and "successor" include the shareholders, venturers, and partners of "Landlord" and "successor" and the officers, directors, and employees of the same. The provisions of this Section are not intended to limit Tenant's right to seek injunctive relief or specific performance.

                 25.17 Construction of Lease. This Lease has been prepared by Landlord and its professional advisors and reviewed by Tenant and its professional advisors. Landlord, Tenant, and their advisors believe that this Lease is the product of all their efforts, that it expresses their agreement, and agree that it shall not be interpreted in favor of either Landlord or Tenant or against either Landlord or Tenant merely because of their efforts in preparing it.

                 25.18 Counterparts. This Lease may be executed in multiple counterparts, each of which shall be deemed an original hereof.

                 25.19 Custody of Escrow Funds. Any funds paid to Landlord in escrow hereunder may be held by Landlord or, at Landlord's election, by a financial institution, the deposits or accounts of which are insured or guaranteed by a federal or state agency. The funds shall not be deemed to be held in trust, may be commingled with the general funds of Landlord or such other institution, and shall not bear interest.

                 25.20 Landlord's Status as a REIT. Tenant acknowledges that Landlord has now and may hereafter elect to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code.

                 25.21 Exhibits. The following exhibits are attached hereto and incorporated herein:

                 Exhibit A:  Legal Description
                 Exhibit B:  Permitted Exceptions
                 Exhibit C:  Documents to be Delivered
                 Exhibit D:  Certificate and Facility Financial Reports
                 Exhibit E:  Government Authorizations
                 Exhibit F:  Pending Litigation
                 Exhibit G:  List of Leases and Contracts

                 25.22 Waiver of Jury Trial. Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on all matters arising out of this Lease or the use and occupancy of the Leased Property (except claims for personal injury or property damage). If Landlord commences any summary proceeding for nonpayment of Rent, Tenant will not interpose, and waives the right to interpose, any counterclaim in any such proceeding.

                 25.23 Attorney's Fees and Expenses. Tenant shall pay to Landlord all reasonable costs and expenses incurred by Landlord in administering this Lease and the security for this Lease, enforcing or preserving Landlord's rights under this Lease and the security for this Lease, and in all matters of collection, whether or not an Event of Default has actually occurred or has been declared and thereafter cured, including but not limited to, [a] reasonable attorney's and paralegal's fees and disbursements; [b] the fees and expenses of any litigation, administrative, bankruptcy, insolvency, receivership and any other similar proceeding; [c] court costs; [d] the expenses of Landlord, its employees, agents, attorneys and witnesses in preparing for litigation, administrative, bankruptcy, insolvency and other proceedings and for lodging, travel, and attendance at meetings, hearings, depositions, and trials; and [e] consulting and witness fees incurred by Landlord in connection with any litigation or other proceeding. All references in this Lease to attorney's fees shall include reasonable attorney's fees incurred in connection with appellate proceedings.

                 25.24 Survival. The following provisions shall survive termination of the Lease: Article 9 (Damage &

Destruction), Article 10 (Condemnation); Article 16 (Alterations); and Section
25.24 (Survival).

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]















                                      -66

                 IN WITNESS WHEREOF, the parties hereto have executed this Lease or caused the same to be executed by their respective duly authorized officers as of the date first set forth above.

Signed and acknowledged
in the presence of:                         HEALTH CARE REIT, INC.

Signature  /s/ Rita J. Rogge                By: /s/ Erin C. Ibele
          ----------------------------          ----------------------------

Print Name RITA J. ROGGE                          Title: Vice President
          ----------------------------                  ----------------------

Signature  /s/ Lynn M. Edens
          ----------------------------

Print Name LYNN M. EDENS
          ----------------------------


STATE OF OHIO             )
                          ) SS:
COUNTY OF LUCAS           )

                 The foregoing instrument was acknowledged before me this 18th day of January, 1996 by ERIN C. IBELE, the Vice President of Health Care REIT, Inc., a Delaware corporation, on behalf of the corporation.

                                         /s/ Rita J. Rogge
                                        -------------------------------
                                        Notary Public


My Commission Expires:                                          [NOTORIAL SEAL]
                      ---------------------

                                          ALTERNATIVE LIVING SERVICES,
                                          INC.

Signature  /s/ J. David ?                 By: William F. Lasky
          -------------------------          ----------------------------

Print Name J. DAVID ?                         Title: President
          -------------------------                  --------------------

Signature  /s/ Kimberly A. Mossestad      Tax I.D. No.:  39-1771281
           -------------------------                    -----------------

Print Name KIMBERLY A. MOSSESTAD
          --------------------------

STATE OF                    )
          ----------------
                            ) SS:
COUNTY OF                   )
          ----------------

      The foregoing instrument was acknowledged before me this 12 day of January, 1996 by William F. Lasky, the President of Alternative Living Services, Inc., a Delaware corporation, on behalf of the corporation.

                                        Catherine A. Musahl
                                        -------------------------------
                                        Notary Public


My Commission Expires:

Sept. 19, 1999                                                 [NOTORIAL SEAL]
- ---------------------

This Instrument Prepared By:

Cynthia L. Rerucha, Esq.
Shumaker, Loop & Kendrick
1000 Jackson Street
Toledo, Ohio 43624

                         EXHIBIT A:  LEGAL DESCRIPTION

A PORTION OF PARCEL "C" CROCKER'S LAKE SUBDIVISION AS RECORDED IN PLAT BOOK 32, PAGES 35 & 35A-35B, OF THE PUBLIC RECORDS OF SARASOTA COUNTY, FLORIDA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCE AT THE SE CORNER OF PARCEL "C", (THE FOLLOWING THREE CALLS ARE ALONG THE EASTERLY LINE OF SAID PARCEL "C"), THENCE N 00 DEGREES 15'31" E, A DISTANCE OF 50.64 FEET TO THE PC OF A CURVE TO THE LEFT HAVING A RADIUS OF 1,181.24 FEET AND A CENTRAL ANGLE OF 34 DEGREES 00'00"; THENCE NORTHWESTERLY ALONG THE ARC, A DISTANCE OF 700.96 FEET; THENCE N 33 DEGREES 44'29" W, A DISTANCE OF 207.09 FEET, TO THE POINT OF BEGINNING; THENCE S 55 DEGREES 28'11" W, A DISTANCE OF
760.63 FEET TO THE EASTERLY LINE OF TRACT 500 OF SAID CROCKER'S LAKE SUBDIVISION, SAID POINT BEING A POINT ON A CURVE OF WHICH THE RADIUS POINT LIES S 55 DEGREES 28'11" W, A RADIAL DISTANCE OF 75.00 FEET; THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 28 DEGREES 09'13", A DISTANCE OF 36.85 FEET TO THE P.R.C. OF A CURVE TO THE RIGHT HAVING A RADIUS OF
65.00 FEET AND A CENTRAL ANGLE OF 45 DEGREES 05'49"; THENCE NORTHWESTERLY ALONG THE ARC, A DISTANCE OF 51.16 FEET; THENCE N 29 DEGREES 55'52" E, A DISTANCE OF
545.09 FEET; THENCE N 55 DEGREES 28'11" E, A DISTANCE OF 306.51 FEET TO THE AFOREMENTIONED EASTERLY LINE OF PARCEL "C", SAID POINT BEING A POINT ON A CURVE OF WHICH THE RADIUS POINT LIES N 64 DEGREES 53'12" E, A RADIAL DISTANCE OF 1,729.02 FEET (FOLLOWING TWO CALLS ARE ALONG SAID EASTERLY LINE); THENCE SOUTHEASTERLY ALONG THE ARC THROUGH A CENTRAL ANGLE OF 8 DEGREES 37'41", A DISTANCE OF 260.37 FEET; THENCE S 33 DEGREES 44'29" E, A DISTANCE OF 60.91 FEET TO THE POINT OF BEGINNING.

                        EXHIBIT B:  PERMITTED EXCEPTIONS


1.       Taxes and assessments not yet due and payable.

2. Restrictions, Covenants and Conditions as contained in the Covenants and Restrictions for Crocker's Lake dated July 19, 1988, and recorded August 3, 1988, in O.R. Book 2052, Page 206, and letter of clarification thereto recorded at Page 268; Addendum to Restrictions recorded in O.R. Book 2683, Page 1022, of the Public Records of Sarasota County, Florida.

3. Master Development Order (Palmer Ranch) recorded in O.R. Book 1849, page 829; Amended by Resolution recorded in O.R. Book 1856, page 1133; and Resolution recorded in O.R. Book 1984, Page 1809; and Resolution recorded in O.R. Book 2109, Page 2897 and Acceptance of Affordable Housing Program recorded in O.R. Book 2117, Page 2775 and Notice of Adoption of Amended and Restated MDO (County Resolution No. 91-170) recorded in O.R. Book 2599, Page 1890, of the Public Records of Sarasota County, Florida.

4. Declaration of Protective Covenants, Conditions and Restrictions for Palmer Ranch, recorded in O.R. Book 1894, Pages 2467 through 2548; First Amendment recorded in O.R. Book 2052, Page 200 and re-recorded in O.R. Book 2062, Page 169; and Second Amendment recorded in O.R. Book 2052, page 204 and re-recorded in O.R. Book 2062, Page 173 of the Public Records of Sarasota County, Florida.

5. Sarasota County Resolution No. 87-481 regarding Development Order for The Palmer Ranch Increment III Development of Regional Impact, as recorded in O.R. Book 1978, Page 1456, of the Public Records of Sarasota County, Florida.

6. Sarasota County Ordinance No. 87-87 regarding Rezoning Petition No. 87-20, relating to Increment No. III, as recorded September 29, 1987, in O.R. Book 1978, Page 1444, of the Public Records of Sarasota County, Florida.

7. Sarasota County Resolution No. 87-482 regarding Special Exception Petition No. 1115 relating to Increment No. III, as recorded September 29, 1987, in O.R. Book 1978, Page 1447, of the Public Records of Sarasota County, Florida, as amended by Sarasota County Ordinance 91-23, dated April 2, 1991.

8. Lake Maintenance and Private Drainage and Utilities Easements and Preservation Area and Natural Habitat shown on the Plat of Crocker's Lake Subdivision as per plat thereof recorded in Plat Book 32, Pages 35, 35a and 35b, of the Public Records of Sarasota County, Florida.

9. Permanent Easement to Central County Utilities recorded in O.R. Book 2683, Page 1019, of the Public Records of Sarasota County, Florida.

10. Easement to Florida Power & Light Co. recorded in O.R. Book 2727, Page 2910, of the Public Records of Sarasota County, Florida.

11. Grant of Easement to Comcast Cablevision of West Florida, Inc. recorded in O.R. Book 2792, Page 433, of the Public Records of Sarasota County, Florida.

                     EXHIBIT C:  DOCUMENTS TO BE DELIVERED


                 Tenant shall deliver each of the following documents to Landlord no later than the date specified for each document:

                  1. Annual Financial Statements of Tenant (including operating statement for each Facility) - within 90 days after the end of each fiscal year.

                  2. Periodic Financial Statements of Tenant - within 45 days after the end of each quarter.

                  3. Tenant's Certificate and Facility Financial Report (Exhibit D) - with each delivery of Tenant's financial statements.

                  4. Annual Facility Financial Report (based upon internal financial records) - within 90 days after the end of each fiscal year.

                  5. Periodic Facility Financial Report - within 25 days after the end of each month.

                  6. Federal tax returns of Tenant - within 15 days after the filing of the return. If the filing date is extended, also provide a copy of the extension application within 15 days after filing.

                  7. State and federal survey and inspection reports for each Facility - within 7 days after receipt by Tenant.

                  8.      Real estate taxes

                          (a)     Copy of invoice and check - within 10 days
after the due date; and

                          (b)     Copy of official receipt or other
satisfactory evidence of payment - within 30 days after the due date.

                  9. Certificate of insurance renewal and evidence of payment of premium - at least 30 days prior to the expiration of each policy.

                        EXHIBIT D:  TENANT'S CERTIFICATE
                         AND FACILITY FINANCIAL REPORTS


Report Period:   Commencing ____________ and ending ___________

Lease: Lease made by Health Care REIT, Inc. ("Landlord") to Alternative Living Services, Inc. ("Tenant")


                 I hereby certify to Landlord as follows:

                 1. The attached [specify audited or unaudited and annual or quarterly, and if consolidated, so state] financial statements of Tenant [i] have been prepared in accordance with generally accepted accounting principles consistently applied; [ii] have been prepared in a manner substantially consistent with prior financial statements submitted to Landlord; and [iii] fairly present the financial condition and performance of Tenant in all material respects.

                 2. The attached [Annual or Quarterly] Facility Financial Report for the Report Period is complete, true and accurate and has been prepared in a manner substantially consistent with prior schedules submitted to Landlord. As set forth in the [Annual or Quarterly] Facility Financial Report, Tenant has maintained the Coverage Ratio and the Current Ratio] for the Report Period as required under the Lease between Tenant and Landlord.

                 3. To the best of my knowledge, Tenant was in compliance with all of the provisions of the Lease and all other documents executed by Tenant in connection with the Lease at all times during the Accounting Period, and no default, or any event which with the passage of time or the giving of notice or both would constitute a default, has occurred under the Lease.

                 Executed this _____ day of _____________, ________.


                                          -------------------------------

Name:
     -----------------------------------
Title:
      ----------------------------------

                        ANNUAL FACILITY FINANCIAL REPORT

FACILITY NAME:
FACILITY ADDRESS:


REPORT PERIOD:            Twelve (12) months beginning ________________ and
                          ending __________________________________.  All
                          information reported should be for this period only.

                                                           CENSUS              % RESIDENT
          OCCUPANCY DATA                                    DATA                  DAYS        % REVENUES
- ----------------------------------------------------------------------------------------------------------
 Total Beds/Units:                 _______        Medicaid:                    _______%         _______%

 Total Available Days:             _______        Medicare:                    _______%         _______%

 Total Occupied Days:              _______        Private & Other:             _______%         _______%

 Occupancy Percentage:             _______%       Total:                       _______%         _______%


                                 OPERATING DATA

1.       Gross Revenues . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $
                                                                                                          ---------------

2.       Contractual Allowances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $
                                                                                                          ---------------

3.       Net Revenues . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $
                                                                                                          ---------------

4.       Operating Expenses (before interest,
         lease/rent, depreciation, amortization and
         management fees) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $
                                                                                                          ---------------

5.       Net Operating Income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $
                                                                                                          ---------------

6.       Interest Expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $
                                                                                                          ---------------

7.       Lease/Rent Expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $
                                                                                                          ---------------

8.       Depreciation Expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $
                                                                                                          ---------------

9.       Amortization Expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $
                                                                                                          ---------------

10.      Management Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $
                                                                                                          ---------------

11.      Management Fees (as a percent of Gross
         Revenues)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  %
                                                                                                          ---------------

12.      Overhead Allocation (if applicable)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $
                                                                                                          ---------------

13.      Other (identify) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $
                                                                                                          ---------------

14.      Income Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $
                                                                                                          ---------------

15.      Net Income (amount should agree with the
         facility's financial statements) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $
                                                                                                          ---------------

                                 FINANCING DATA
               (Note:  This data breaks out Items 6 and 7 above.)


                                       Related to Health           All Other Leases
                                       Care REIT, Inc.             and/or Debt                   Total
                                       ------------------------------------------------------------------
 Interest or Lease Expense               _________                   _________              ________

 Principal Payments                      _________                   _________              ________
 (if any)
                                       $                           $                      $
                                        ===========                 ===========            ===========

                                 COVERAGE RATIO

1.       Net Operating Income                                                           $______________

2.       Less Imputed Management Fee
           (_____% of gross revenues)                                                   (______________)

3.       Less Imputed Replacement Reserve for period
           ($_________ per bed [or unit] per year)                                      (______________)


4.       Adjusted Net Operating Income                                                  $______________

5.       Loan/Lease Payments to HCRI                                                    $______________

6.       Actual Coverage Ratio (Line 4 / Line 5)                                         ______________

7.       Minimum Coverage Ratio (per Lease Agreement)                                    ______________


                                 CURRENT RATIO
                           [DELETE IF NOT APPLICABLE]

1.       Current Assets                                                                 $______________

2.       Current Liabilities                                                            $______________

3.       Actual Current Ratio (Line 1 / Line 2)                                          ______________

4.       Minimum Current Ratio (per Lease Agreement)                                     ______________


I certify that the foregoing is true and accurate.


                                        Date:

Name:

     Title:

Phone Number:

                      QUARTERLY FACILITY FINANCIAL REPORT

FACILITY NAME:
FACILITY ADDRESS:


REPORT PERIOD:            Three (3) months beginning __________________ and
                          ending __________________________________.  All
                          information reported should be for this period only.

                                                     CENSUS       % RESIDENT
          OCCUPANCY DATA                              DATA           DAYS        % REVENUES
 -------------------------------------------------------------------------------------------
 Total Beds/Units:           _______        Medicaid:             _______%         _______%

 Total Available Days:       _______        Medicare:             _______%         _______%

 Total Occupied Days:        _______        Private & Other:      _______%         _______%

 Occupancy Percentage:       _______%       Total:                _______%         _______%


                                 OPERATING DATA

1.       Gross Revenues . . . . . . . . . . . . . . . . . . . . . . . . . .   $
                                                                               ---------------

2.       Contractual Allowances . . . . . . . . . . . . . . . . . . . . . .   $
                                                                               ---------------

3.       Net Revenues . . . . . . . . . . . . . . . . . . . . . . . . . . .   $
                                                                               ---------------

4.       Operating Expenses (before interest,
         lease/rent, depreciation, amortization and
         management fees) . . . . . . . . . . . . . . . . . . . . . . . . .   $
                                                                               ---------------

5.       Net Operating Income . . . . . . . . . . . . . . . . . . . . . . .   $
                                                                               ---------------

6.       Interest Expense . . . . . . . . . . . . . . . . . . . . . . . . .   $
                                                                               ---------------

7.       Lease/Rent Expense . . . . . . . . . . . . . . . . . . . . . . . .   $
                                                                               ---------------

8.       Depreciation Expense . . . . . . . . . . . . . . . . . . . . . . .   $
                                                                               ---------------

9.       Amortization Expense . . . . . . . . . . . . . . . . . . . . . . .   $
                                                                               ---------------

10.      Management Fees  . . . . . . . . . . . . . . . . . . . . . . . . .   $
                                                                               ---------------

11.      Management Fees (as a percent of Gross
         Revenues)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  %
                                                                               --------------

12.      Overhead Allocation (if applicable)  . . . . . . . . . . . . . . .   $
                                                                               ---------------

13.      Other (identify) . . . . . . . . . . . . . . . . . . . . . . . . .   $
                                                                               ---------------

14.      Income Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .   $
                                                                               ---------------

15.      Net Income (amount should agree with the
         facility's financial statements) . . . . . . . . . . . . . . . . .   $
                                                                               ---------------

                                 FINANCING DATA
               (Note:  This data breaks out Items 6 and 7 above.)

                     Related to Health       All Other Leases
                     Care REIT, Inc.         and/or Debt              Total
                     -----------------------------------------------------------
 Interest or Lease
 Expense               _________              _________              ________

 Principal Payments    _________              _________              ________
 (if any)
                     $===========           $===========           $===========

                                 COVERAGE RATIO

1.       Net Operating Income                                 $______________

2.       Less Imputed Management Fee
           (_____% of gross revenues)                         (______________)

3.       Less Imputed Replacement Reserve for period
           ($_________ per bed [or unit] per year)            (______________)


4.       Adjusted Net Operating Income                        $______________

5.       Loan/Lease Payments to HCRI                          $______________

6.       Actual Coverage Ratio (Line 4 / Line 5)               ______________

7.       Minimum Coverage Ratio (per Lease Agreement)          ______________


                                 CURRENT RATIO
                           [DELETE IF NOT APPLICABLE]

1.       Current Assets                                       $______________

2.       Current Liabilities                                  $______________

3.       Actual Current Ratio (Line 1 / Line 2)                ______________

4.       Minimum Current Ratio (per Lease Agreement)           ______________


I certify that the foregoing is true and accurate.


                                        Date:

Name:

     Title:

Phone Number:

              QUARTERLY FACILITY ACCOUNTS RECEIVABLE AGING REPORT

                   FACILITY NAME:    ________________________

                   FACILITY ADDRESS: ________________________
                                     ________________________
                                     ________________________

ACCOUNTS RECEIVABLE AGING AS OF ____________ (MOST RECENT QUARTER ENDED)


 PAYOR                    0-30 DAYS       %     31-60 DAYS      %     61-90 DAYS      %     OVER 90 DAYS    %       TOTALS      %

 Medicaid                $__________   ___%    $__________   ___%    $__________   ___%    $__________   ___%    $__________   ___%

 Medicare                $__________   ___%    $__________   ___%    $__________   ___%    $__________   ___%    $__________   ___%

 Commercial Insurance    $__________   ___%    $__________   ___%    $__________   ___%    $__________   ___%    $__________   ___%

 Other -_____________    $__________   ___%    $__________   ___%    $__________   ___%    $__________   ___%    $__________   ___%

 TOTALS                  $__________   100%    $__________   100%    $__________   100%    $__________   100%    $__________   100%


 % OF TOTALS $             _________%           __________%           __________%           __________%                  100%


ACCOUNTS RECEIVABLE AGING AS OF ____________ (2ND RECENT QUARTER ENDED)

 PAYOR                       0-30 DAYS      %    31-60 DAYS      %     61-90 DAYS     %     OVER 90 DAYS    %        TOTALS      %

 Medicaid                  $__________   ___%   $__________   ___%   $__________   ___%    $__________   ___%     $__________   ___%

 Medicare                  $__________   ___%   $__________   ___%   $__________   ___%    $__________   ___%     $__________   ___%

 Commercial Insurance      $__________   ___%   $__________   ___%   $__________   ___%    $__________   ___%     $__________   ___%

 Other -_____________      $__________   ___%   $__________   ___%   $__________   ___%    $__________   ___%     $__________   ___%

 TOTALS                    $__________   100%   $__________   100%   $__________   100%    $__________   100%     $__________   100%


 % OF TOTALS $              __________%          __________%          __________%           __________%                   100%

                     EXHIBIT E:  GOVERNMENT AUTHORIZATIONS

1. Certificate of Occupancy issued by the Sarasota County Building and Zoning Department dated November 21, 1995, permit number 95-8982.

2. License number 0008556 issued by the State of Florida Agency for Health Care Administration dated November 28, 1995.

                         EXHIBIT F:  PENDING LITIGATION

1. In June 1994, Ms. Bridget Kane, a resident of the Tenant's Stonefield Home located in Middleton, Wisconsin, suffered physical injuries when she was allegedly knocked over by one of the Tenant's employees. Ms. Kane's sons have claimed that the accident could have been avoided by Tenant and that they will seek legal action regarding this matter unless the matter is resolved to their satisfaction. Tenant is not aware that any litigation has been commenced with respect to this matter.

2. Charges of race discrimination and retaliation have been filed with the Equal Employment Opportunity Commission ("EEOC") in two separate cases by two separate employees of Tenant, both of whom are or were resident assistants at Tenant's facilities located in Wisconsin. To the Tenant's knowledge, the EEOC has not yet taken any action on the charges/complaints of these individuals.

                    EXHIBIT G:  LIST OF LEASES AND CONTRACTS

1. Purchase Agreement dated July 11, 1995 between Toshiba America Information Systems, Inc. and Alternative Living Services.

2. Landscape Services Agreement between Greenscape Services, Inc. and Clare Bridge House dated October 1, 1995.

                    EXHIBIT G:  LIST OF LEASES AND CONTRACTS


1. Purchase Agreement dated July 11, 1996 between Toshiba America Information Systems, Inc. and Alternative Living Services.

2. APRD Pest Control Service Agreement with Clare Bridge of Bradenton dated August 11, 1995.

3. Letter Agreement between Healthcare Hair Services, Inc. and Clare Bridge of Bradenton dated July 18, 1995.

4. Agreement between Collis Lawn Service and Clare Bridge of Bradenton dated August 3, 1995.